As filed with the Securities and Exchange Commission on June 8, 2004

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

               UTAH                    INSTAPAY SYSTEMS, INC.              87-0404991

 (State or Other Jurisdiction of     (Name of Registrant in Our         (I.R.S. Employer
  Incorporation or Organization)              Charter)                 Identification No.)


                                                                          HARRY HARGENS
         98 SHORELINE WAY                                               98 SHORELINE WAY
      HAMPTON, GEORGIA 30228                                         HAMPTON, GEORGIA 30228
          (770) 471-4944                        7822                     (770) 471-4944

 (Address and telephone number of   (Primary Standard Industrial  (Name, address and telephone
  Principal Executive Offices and    Classification Code Number)   number of agent for service)
  Principal Place of Business)

                                   Copies to:

      Clayton E. Parker, Esq.                    Christopher K. Davies, Esq.
     Kirkpatrick & Lockhart LLP                  Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
        Miami, Florida 33131                        Miami, Florida 33131
      Telephone:  (305)539-3300                  Telephone:  (305)539-3300
      Telecopier: (305)358-7095                  Telecopier: (305)358-7095

      Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                   CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                                    PROPOSED        PROPOSED
                                                                     MAXIMUM         MAXIMUM
                                                                    OFFERING        AGGREGATE      AMOUNT OF
        TITLE OF EACH CLASS OF               AMOUNT TO BE             PRICE         OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED              REGISTERED           PER SHARE (1)     PRICE (1)        FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share   21,322,224 shares (2)      $0.38       $8,102,445.12   $2,701.24
--------------------------------------------------------------------------------------------------------------
TOTAL                                      21,322,224 shares (2)      $0.38       $8,102,445.12   $2,701.24
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 13,888,889 are being registered under a Standby Equity Distribution Agreement, 5,833,335 are being registered under a secured convertible debenture in the amount of $350,000 and 1,520,000 were issued to Cornell Capital Partners, LP, as a one-time commitment fee under a Securities Purchase Agreement.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                       Subject to completion, dated June 8, 2004

                             INSTAPAY SYSTEMS, INC.
                       21,322,224 SHARES OF COMMON STOCK

      This prospectus relates to the sale of up to 21,322,224 shares of common stock of InstaPay Systems, Inc. ("InstaPay" or the "Company") by certain persons who are stockholders of InstaPay, including Cornell Capital Partners, L.P. ("Cornell Capital Partners"), who is beneficially a stockholder of InstaPay. Please refer to "Selling Stockholders" beginning on page 10. InstaPay is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. InstaPay will, however, receive proceeds from the sale of common stock under a Standby Equity Distribution Agreement (the "Equity Distribution Agreement"), which was entered into on March 17, 2004, between InstaPay and Cornell Capital Partners, and no other stockholders. All costs associated with this offering of common stock will be borne by InstaPay. InstaPay has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Equity Distribution Agreement that is more fully described below.

      The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On June 1, 2004, the last reported sale price of our common stock was $0.38 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "IPYS." These prices will fluctuate based on the demand for the shares of common stock.

      The selling stockholders consist of Cornell Capital Partners, who intends to sell up to 21,242,224 shares of common stock, 13,888,889 of which are under the Equity Distribution Agreement, 5,833,335 are under a $350,000 secured convertible debenture and 1,520,000 shares of common stock, which were received from InstaPay as a one-time commitment fee under the Equity Distribution Agreement. In addition to Cornell Capital Partners, Newbridge Securities Corporation intends to sell up to 80,000 shares of common stock. Upon issuance, the 13,888,889 shares of common stock under the Equity Distribution Agreement will equal 32.06% of InstaPay's then-outstanding shares of common stock.

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay InstaPay 96% of, the market price of its common stock, which is defined as the lowest closing bid price of the common stock as reported on the Over-the-Counter Bulletin Board during the five consecutive trading days following the notice date. In addition, Cornell Capital Partners will be paid a fee equal to 5% of each advance under the Equity Distribution Agreement. InstaPay also entered into a Placement Agent Agreement dated March 17, 2004, with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to that Agreement, InstaPay will pay Newbridge Securities Corporation a one-time placement agent fee of 80,000 shares of common stock.

      Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE

      REFER TO "RISK FACTORS" BEGINNING ON PAGE 5. With the exception of Cornell

      Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

      THE SECURITIES AND EXCHANGE  COMMISSION  AND STATE  SECURITIES  REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THE SELLING STOCKHOLDERS NOR WE MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 The date of this prospectus is June ___ 2004.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
RISK FACTORS...................................................................5
FORWARD-LOOKING STATEMENTS.....................................................9
SELLING STOCKHOLDERS..........................................................10
USE OF PROCEEDS...............................................................13
DILUTION......................................................................14
EQUITY DISTRIBUTION AGREEMENT.................................................15
PLAN OF DISTRIBUTION..........................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
      OPERATIONS..............................................................19
DESCRIPTION OF BUSINESS.......................................................24
MANAGEMENT....................................................................27
DESCRIPTION OF PROPERTY.......................................................31
LEGAL PROCEEDINGS.............................................................31
PRINCIPAL STOCKHOLDERS........................................................32
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................34
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
      STOCKHOLDER MATTERS.....................................................35
DESCRIPTION OF SECURITIES.....................................................36
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
      MATTERS.................................................................38
EXPERTS.......................................................................39
LEGAL MATTERS.................................................................39
HOW TO GET MORE INFORMATION...................................................39
PART II.....................................................................II-1
FINANCIAL STATEMENTS.........................................................F-1

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY




      THE FOLLOWING IS ONLY A SUMMARY OF THE INFORMATION, FINANCIAL STATEMENTS AND NOTES INCLUDED IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE NOTES TO OUR FINANCIAL STATEMENTS BEFORE MAKING ANY INVESTMENT DECISION REGARDING THE COMPANY.

INTRODUCTION

      InstaPay was incorporated in the State of Utah in 1983 as Cotton Tree, Inc. In 1985, it acquired, in a stock-for-stock acquisition, MEDEX, Inc. and changed its name to Roedeinger Medical Systems, Inc. In 1988, Roedeinger Medical Systems sold its line of medical products to a third party company, and it acquired, on a stock-for-stock basis, Filmagic, Inc. and changed its name to Filmagic Entertainment Corporation. Filmagic acquired approximately 1,000 half-hour films, and planned to develop a business as a film distribution and sales agency. This effort was not successful, and the Company again changed its focus; this time to electronic payment processing.

      The Company acquired another company named Kryptosima in January 2003. Kryptosima was in the electronic payment processing industry providing payment-processing services to merchants. Such services enable merchants to accept non-cash payments that are processed electronically. Kryptosima developed the first payment gateway that enables Internet merchants to accept ATM card transactions. ATM Card transactions are also known as "PIN Debit" transactions, because consumers must enter their PIN number to use their ATM card.

      From its inception through 2003, InstaPay has been a development stage company. During 2003 the Company's Kryptosima subsidiary generated a small amount of revenue from several one-time events. Today the Company's main business is to offer services that enable Internet merchants to accept debit card transactions.

DEVELOPMENT STAGE ENTERPRISE

      The Company is a "development stage" enterprise and is devoting substantially all of its present efforts to establish itself as a new business. As a development stage enterprise, the Company has not generated any revenue for several years and has no established sources of revenue. All of the Company's losses accumulated since inception have been considered part of the Company's development stage activities. InstaPay's auditors have included an explanatory paragraph in their auditors' report, which states that, as a development stage company, InstaPay has no significant assets and has not generated any revenue for several years, which raises substantial doubt about its ability to continue as a going concern unless additional capital is obtained. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate.


ABOUT US

      Our principal executive offices are located at 98 Shoreline Way, Hampton, Georgia 30228. Our telephone number is (770) 741-4944.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are or are beneficially deemed to be stockholders of InstaPay. Cornell Capital Partners is a stockholder of InstaPay who intends to sell up to 21,242,224 shares of common stock, 13,888,889 of which are under the Equity Distribution Agreement and 5,833,335 are under a $350,000 secured convertible debenture and 1,520,000 shares of common stock received from InstaPay as a one-time commitment fee under the Equity Distribution Agreement. In addition, Newbridge Securities Corporation intends to sell up to 80,000 shares of common stock. The commitment amount of the Equity Distribution Agreement is $5,000,000. At an assumed market price of $0.38 per share, InstaPay will be able to receive the entire $5,000,000 in gross proceeds assuming the sale of the entire 13,888,889 shares of the Company's common stock being registered under this registration statement.

      On March 17, 2004, InstaPay entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, InstaPay may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 96% of their market price, which is defined in the Equity Distribution Agreement as the lowest closing bid price of the common stock as reported on the Over-the-Counter Bulletin Board during the five consecutive trading days following the notice date. The amount of each cash advance is subject to a maximum advance amount of $70,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners will pay InstaPay 96% of, or a 4% discount to, the lowest closing bid price of its common stock during the five consecutive trading day period immediately following the notice date. Cornell Capital Partners received a one-time commitment fee of 1,520,000 shares of the Company's common stock. Cornell Capital Partners is paid a fee equal to 5% of each cash advance the Company receives from Cornell Capital Partners. Cornell Capital Partners intends to sell any shares purchased under the Equity Distribution Agreement at the then-prevailing market price. On March 17, 2004 InstaPay entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, InstaPay will pay Newbridge Securities Corporation a one-time placement agent fee of 80,000 shares of common stock equal to approximately $10,000 based on the market price of InstaPay's common stock on March 17, 2003.

      In addition, on March 17, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase a secured convertible debenture from the Company in the aggregate amount of $350,000. On March 17, 2004, Cornell Capital Partners paid the Company $150,000 of the principal amount of the debenture. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to pay the Company another $100,000 when this registration statement is filed and an additional $100,000 after this registration statement is declared effective by the SEC. The debenture will accrue interest at a rate of 5% per year and mature three years from the issuance date. The debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. The debentures are secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debentures upon 3 business days' written notice for 120% of the amount redeemed, plus accrued interest. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

COMMON STOCK OFFERED                        21,322,224    shares   by    selling
                                            stockholders

OFFERING PRICE                              Market price

COMMON STOCK OUTSTANDING BEFORE THE         29,427,590 shares as of June 1, 2004
OFFERING1

USE OF PROCEEDS                             We will not receive any  proceeds of
                                            the shares  offered  by the  selling
                                            stockholders.    Any   proceeds   we
                                            receive  from  the  sale  of  common
                                            stock under the Equity  Distribution
                                            Agreement  will be used for  general
                                            working capital  purposes.  See "Use
                                            of Proceeds."

RISK FACTORS                                The   securities    offered   hereby
                                            involve  a high  degree  of risk and
                                            immediate substantial dilution.  See
                                            "Risk Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL      IPYS

_______________

1 Excludes 5,833,335 shares of the Company's common stock resulting from the conversion of a secured convertible debenture at an assumed conversion price of 80% of $0.38 and up to 13,888,889 shares of common stock to be issued at a discounted price of 96% of the $0.38 market price rounded to $0.36 under the Equity Distribution Agreement.

SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

                                       FOR THE
                                        THREE
                                       MONTHS          FOR THE       FOR THE
                                        ENDED         YEAR ENDED    YEAR ENDED
                                       MARCH 31,       DECEMBER      DECEMBER
STATEMENTS OF OPERATIONS                 2004            2003           2002
                                      ---------       ---------       ---------
Revenues                              $     506       $  15,622       $      --
Operating expenses
                                       (122,493)       (866,405)       (177,850)
Other income                                 --           1,518              --
                                      ---------       ---------       ---------
Net loss                              $(121,987)      $(849,265)      $(177,850)
                                      =========       =========       =========


                                                       FOR THE
                                                     THREE MONTHS  FOR THE YEAR
                                                         ENDED         ENDED
                                                       MARCH 31,   DECEMBER 31,
SELECTED BALANCE SHEET DATA                               2004          2003
                                                      -----------   -----------
Current assets:
Cash                                                  $    17,658   $     6,904
Equipment, net of accumulated depreciation
 of $4,270/
  December 2003 and $6,290 March 2004                 $    34,110        36,130
  Software cost and other asset                       $   612,688       543,000
                                                      -----------   -----------
   Total assets                                       $   702,456   $   586,034
                                                      ===========   ===========

Current liabilities:
  Accounts payable and accrued expense                $   440,751   $   418,413
  Due to officer                                          251,895       232,015
  Accrued directors' fees                                 168,000       133,000
  Shareholder advances                                     11,925         6,525
  Current portion, capital lease obligation                 5,317         5,120
                                                      -----------   -----------
   Total current liabilities                              877,888       795,073
                                                      ===========   ===========
Capital lease obligation, less current portion             17,393        18,799

Stockholders' deficit:
  Common stock, $.001 par value, 200,000,000 shares
   authorized, 29,427,590 shares issued and
   outstanding                                             29,428        27,830
  Additional paid-in capital                            2,618,838     2,385,936
  Deficit accumulated during the development stage     (2,763,591)   (2,641,604)
                                                      -----------   -----------
   Total stockholders' deficit                           (305,325)     (227,838)
                                                      -----------   -----------
   Total liabilities and stockholders' deficit        $   702,456   $   586,034
                                                      ===========   ===========

                                  RISK FACTORS

      WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

INSTAPAY HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MAY AFFECT OUR ABILITY TO CONTINUE OPERATIONS

      Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the year ended December 31, 2003, we had a net loss of $849,265. For the three months ended March 31, 2004 we had a net loss of $121,987. Our accumulated deficit from inception to the year end of December 31, 2003 was $2,641,604 and $2,763,591 for the three months ended March 31, 2004. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

INSTAPAY MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS

      Unless InstaPay can become profitable with the existing sources of funds we have available and our operations, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot be assured that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FOR THE YEAR ENDED DECEMBER 31 2003 AND DECEMBER 31 2002 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING

      Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2003 and December 31, 2002, which states that the financial statements raise substantial doubt as to InstaPay's ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for twelve months with the cash currently on hand, anticipated from our operations and from the Securities Purchase Agreement and the Equity Distribution Agreement entered into by the Company and Cornell Capital Partners, which were signed in March, 2004.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON MARCH 31, 2004, AND DECEMBER 31, 2003, WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES AND, THEREFORE, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK

      We had a working capital deficit of $788,169 at December 31, 2003, which means that our current liabilities as of that date exceeded our current assets on December 31, 2003 by $788,169. We had a working capital deficit of $822,230 as of March 31, 2004. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2003, and March 31, 2004, were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profits to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future plans.

OUR OBLIGATIONS UNDER THE SECURED CONVERTIBLE DEBENTURE ARE SECURED BY ALL OF OUR ASSETS

      Our obligations under the $350,000 secured convertible debenture, issued to Cornell Capital Partners is secured by all of our assets. As a result, if we default under the terms of the secured convertible debenture, Cornell Capital Partners could foreclose its security interest and liquidate all of the assets of the Company. We would cease to operate.


OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR SHAREHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK

      Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that InstaPay will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of the Company's common stock.


OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.


WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL, WHICH COULD BE DETRIMENTAL TO OUR OPERATIONS

      Our success largely depends on the efforts and abilities of key executives, including Mr. Harry Hargens, our Chief Executive Officer. The loss of the services of Mr. Hargens could materially harm our business because of the cost and time necessary to find and train a replacement. Such a loss would also divert management's attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Hargens. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract a sufficient number and quality of staff.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 29,427,590 shares of common stock outstanding as of June 1, 2004, 19,586,630 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 9,840,960 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued a secured convertible debenture convertible into shares of common stock at a floating discount rate.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY DISTRIBUTION AGREEMENT

      The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on June 1, 2004 at an assumed price of $0.38 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.2935 per share. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the Equity Distribution Agreement. If our stock price were lower, then our existing stockholders would experience greater dilution.

CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK UNDER THE EQUITY DISTRIBUTION AGREEMENT

      The common stock to be issued under the Equity Distribution Agreement will be issued at a 4% discount to the lowest closing bid price for the five consecutive trading days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

      The selling stockholders intend to sell in the public market 21,322,224 shares of common stock being registered in this offering. That means that up to 21,322,224 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of InstaPay and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

THE SALE OF OUR STOCK UNDER OUR EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

      In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if InstaPay has not performed in such a manner to show that the equity funds raised will be used to grow InstaPay. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, InstaPay may request numerous cash advances. Even if InstaPay uses the cash advances to grow its revenues and profits or invest in assets, which are materially beneficial to InstaPay, the opportunity exists for short sellers and others to contribute to the future decline of InstaPay's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline even more, which in turn may cause long holders of the stock to sell their shares thereby contributing to further sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

      It is not possible to predict the circumstances where short sales could materialize or by what amount the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to InstaPay.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

      The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED

      We are dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Distribution Agreement and the secured convertible debenture. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because under the Equity Distribution Agreement we are limited to a maximum cash advance of $70,000 and a minimum of seven trading day period. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is less than our current offering price per share, we would need to register additional shares to fully utilize the funds available to us under the Equity Distribution Agreement.

WE MAY NOT BE ABLE TO RECEIVE ADDITIONAL ADVANCES UNDER THE EQUITY DISTRIBUTION AGREEMENT IF CORNELL CAPITAL PARTNERS HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

      In the event Cornell Capital Partners holds more than 9.9% of the then-outstanding common stock of InstaPay, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to receive an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to InstaPay. A description of each selling shareholder's relationship to InstaPay and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                          PERCENTAGE                      PERCENTAGE OF
                                              OF                           OUTSTANDING
                                          OUTSTANDING     SHARES TO BE     SHARES TO BE                        PERCENTAGE
                          SHARES            SHARES       ACQUIRED UNDER   ACQUIRED UNDER                       OF SHARES
                       BENEFICIALLY      BENEFICIALLY      THE EQUITY       THE EQUITY      SHARES TO BE      BENEFICIALLY
                       OWNED BEFORE      OWNED BEFORE     DISTRIBUTION     DISTRIBUTION      SOLD IN THE      OWNED AFTER
 SELLING STOCKHOLDER     OFFERING        OFFERING (1)      AGREEMENT         AGREEMENT        OFFERING        OFFERING (1)
                       ------------      ------------    --------------   --------------    ------------      ------------

                                    SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH INSTAPAY
Cornell Capital
   Partners, L.P          2,020,000(2)           6.75%       13,888,889            32.06%     21,242,224(3)              0%

                                                     CONSULTANTS AND OTHERS

Newbridge Securities
   Corporation               80,000                 *                --               --          80,000                 0%
                       ------------      ------------    --------------   --------------    ------------      ------------

                                 --                --                --               --              --                --
                       ------------      ------------    --------------   --------------    ------------      ------------
                                 --                --                --               --              --                --
                       ------------      ------------    --------------   --------------    ------------      ------------
                                 --                --                --               --              --                --
                       ------------      ------------    --------------   --------------    ------------      ------------
TOTAL                     2,100,000              6.75%       13,888,889            32.06%     21,322,224                 0%
                       ============      ============    ==============   ==============    ============      ============

_______________

*     Less than 1%.

(1) Applicable percentage of ownership is based on 29,427,590 shares of common stock outstanding as of June 1, 2004, together with securities exercisable or convertible into shares of common stock within 60 days of June 1, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 1, 2004 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Includes shares of common stock underlying the conversion of $150,000 of stock under the $350,000 secured convertible debenture at an assumed conversion price of 80% of $0.38 and the 1,520,000 shares received by Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement.

(3) Includes the 13,888,889 shares acquired by Cornell Capital Partners under the Equity Distribution Agreement, the 1,520,000 shares of common stock received as a one-time commitment fee under the Equity Distribution Agreement and the 5,833,335 shares as a good faith estimate of the number of shares needed as a result of the conversion of a $350,000 secured convertible debenture purchased by Cornell Capital Partners.

      The following information contains a description of each selling shareholder's relationship to InstaPay and how each selling shareholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with InstaPay, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH INSTAPAY

      CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Equity Distribution Agreement and a holder of a $350,000 secured convertible debenture. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with InstaPay. Those transactions are explained below:

      o EQUITY DISTRIBUTION AGREEMENT. On March 17, 2004, InstaPay entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, InstaPay may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 96% of the market price, which is defined as the lowest closing bid price of the common stock during the five consecutive trading days following the notice date. The amount of each cash advance under the Equity Distribution Agreement is subject to an aggregate maximum amount of $70,000, with no advance occurring within seven trading days of a prior cash advance. Cornell Capital Partners received a one-time commitment fee of 1,520,000 shares of the Company's common stock. In addition, Cornell Capital Partners is entitled to retain a fee of 5% of each cash advance the Company receives under the Equity Distribution Agreement.

      o SECURED CONVERTIBLE DEBENTURE. On March 17, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, subject to certain conditions, Cornell Capital Partners is obligated to purchase a $350,000 secured convertible debenture. On March 17, 2004, Cornell Capital Partners paid the Company $150,000 of the principal amount of the secured convertible debenture. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to pay the Company another $100,000 when this registration statement is filed and an additional $100,000 after this registration statement is declared effective by the SEC. The secured convertible debenture will accrue interest at a rate of 5% per year and will mature three years from the issuance date. The secured convertible debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five consecutive trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the secured convertible debenture upon 3 business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. There has been no conversion of shares under the secured convertible debenture as of the date of this filing.

      There are certain risks related to sales of shares by Cornell Capital Partners, including:

      o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares of the Company's common stock, the greater likelihood that Cornell Capital Partners will receive more shares. This could result in a substantial dilution to the interests of other holders of common stock.

      o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares entering the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

      o The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

            NEWBRIDGE SECURITIES CORPORATION. On March 17, 2004, InstaPay entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, InstaPay will pay Newbridge Securities Corporation a one-time placement agent fee of 80,000 restricted shares of common stock equal to approximately $10,000 based on InstaPay's stock price on March 17, 2004.

            With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding InstaPay so as to make an informed investment decision. More specifically, InstaPay had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in the Company's securities.

                                USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.
However, we will receive the proceeds from the sale of 13,888,889 shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement and from the additional 5,833,335 shares of common stock underlying the $350,000 secured convertible debenture. The purchase price of the shares purchased under the Equity Distribution Agreement will be equal to 96% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five consecutive trading days immediately following the notice date. InstaPay will pay Cornell Capital Partners 5% of each cash advance it receives under the Equity Distribution Agreement as an additional fee. Pursuant to the Equity Distribution Agreement, the amount of each cash advance InstaPay may receive is limited to no more than $70,000 every seven trading days and no more than $5,000,000 over a 24-month period.

      For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table below assumes estimated offering expenses of $85,000, plus a 5% fee payable to Cornell Capital Partners under the Equity Distribution Agreement. The figures below are for illustrative purposes only and do not include any reduction in the market price that is included in the Equity Distribution Agreement. These figures may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS                         $    1,000,000  $  2,000,000  $    5,000,000

NET PROCEEDS                                 $865,000  $  1,815,000  $    4,665,000


NO. OF SHARES ISSUED UNDER THE
EQUITY DISTRIBUTION AGREEMENT AT AN
ASSUMED PRICE OF $0.38                      2,777,778     5,555,556      13,888,889

USE OF PROCEEDS:                               AMOUNT        AMOUNT          AMOUNT
------------------------------------------------------------------------------------
General Working Capital                $      500,000  $  1,000,000  $    3,000,000
Infrastructure and Improvements               200,000       500,000       1,000,000
Business Development                          165,000       315,000         665,000
                                       --------------  ------------  --------------
TOTAL                                  $      865,000  $  1,815,000  $    4,665,000
                                       ==============  ============  ==============

                                    DILUTION

      The net tangible book value of InstaPay as of March 31, 2004 was a deficit of ($918,013) or $(0.0312) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of InstaPay (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to InstaPay, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at a market price of $0.38 per share, which is in the range of the recent share price.

      If we assume that InstaPay had issued 13,888,889 shares of common stock under the Equity Distribution Agreement at an assumed price of $0.38 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $250,000 and offering expenses of $85,000, our net tangible book value as of March 31, 2004, would have been $4,665,000 or $0.1097 per share. Note that at a price of $0.38 per share, InstaPay would receive gross proceeds of $5,000,000, or the entire amount available under the Equity Distribution Agreement. At an assumed offering price of $0.38, Cornell Capital Partners would receive a discount of $250,000 on the purchase of 13,888,889 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1157 per share and an immediate dilution to new stockholders of $0.2703 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                 $  0.38
                                                                        -------
Net tangible book value per share before this offering    $(0.0312)
Increase attributable to new investors                    $ 0.1177
                                                          --------
Net tangible book value per share after this offering                   $0.0865
                                                                        -------
Dilution per share to new stockholders                                  $0.2935
                                                                        =======

      The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                        DILUTION
                      ASSUMED       NO. OF SHARES      PER SHARE
                   OFFERING PRICE    TO BE ISSUED   TO NEW INVESTORS
                   --------------   -------------   ----------------

                     $0.3800        13,888,889(1)       $0.2935
                     $0.2850        13,888,889          $0.2259
                     $0.1900        13,888,889          $0.1583
                     $0.0950        13,888,889          $0.0907

(1) This represents the maximum number of shares of common stock that are being registered under the Equity Distribution Agreement at this time.

                         EQUITY DISTRIBUTION AGREEMENT


SUMMARY

      On March 17, 2004, InstaPay entered into an Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay 96% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive days immediately following the notice date. The number of shares purchased by Cornell Capital Partners for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our placement agent in connection with the Equity Distribution Agreement. Pursuant to the Placement Agent Agreement we entered into with Newbridge Securities Corporation, we will pay them 80,000 shares of our common stock, equal to approximately $10,000 based on our stock price on March 17, 2004. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC. The costs associated with this registration will be borne by us. There are no other significant closing conditions to the cash advances under the Equity Distribution Agreement.

EQUITY DISTRIBUTION AGREEMENT EXPLAINED

      Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. We may request a cash advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of our common stock to Cornell Capital Partners and Cornell Capital Partners will pay the cash advance amount. There are no closing conditions imposed on the Company for any of the cash advances other than that the Company must file its periodic filings and other reports with the SEC, it must deliver the stock for an advance, the trading of the Company's common stock must not be suspended and the Company must not undergo a fundamental change. We may request cash advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced a total of $5,000,000 or until 24 months has passed following the effective date of this registration statement, whichever occurs first.

      The amount of each advance is subject to a maximum amount of $70,000, and we may not submit an advance within seven trading days of a prior advance. The amount available under the Equity Distribution Agreement is not dependent upon the price or volume of our common stock. Our ability to request cash advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Based on a recent average stock price of $0.38 Cornell Capital Partners' beneficial ownership of InstaPay common stock is 6.52%. We would be permitted to make draws on the Equity Distribution Agreement only so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of InstaPay's outstanding common stock at a time when we would otherwise plan to make a cash advance under the Equity Distribution Agreement.

      We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to receive. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.38 per share, we would issue 13,888,889 shares of common stock to Cornell Capital Partners for gross proceeds of $5,000,000. These shares would represent 32.06% of our outstanding common stock upon issuance. We are registering 13,888,889 shares of common stock for sale under the Equity Distribution Agreement. Assuming a price of $0.38 per share, we will be able to fully utilize the $5,000,000 in funds available under the Equity Distribution Agreement. If the average price for which we sold shares under the Equity Distribution Agreement is lower than the $0.38 per share, we will need to register additional shares of common stock to fully access the funds available under the Equity Distribution Agreement.

      There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given cash advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at a recent market price of $0.38 per share and 25%, 50% and 75% decreases to the recent price.

   Purchase Price:               $      0.38   $      0.28   $      0.19   $     0.095
   No. of Shares(1):              13,888,889    13,888,889    13,888,889    13,888,889
   Total Outstanding (2):         43,316,479    43,316,479    43,316,479    43,316,479
   Percent Outstanding (3):            32.06%        32.06%        32.06%        32.06%
   Net Cash to InstaPay:         $ 4,665,000   $ 3,415,000   $ 2,165,000   $   928,889

(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners under the Equity Distribution Agreement, not including shares issued under the secured convertible debentures.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.


      Proceeds used under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from InstaPay under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of 50 trading days other than due to acts by Cornell Capital Partners or if InstaPay fails materially to comply with certain terms of the Equity Distribution Agreement, which remain uncured for 30 days after notice from Cornell Capital Partners.

      All fees and expenses under the Equity Distribution Agreement will be borne by InstaPay. We expect to incur expenses of approximately $85,000 in connection with this offering, consisting primarily of professional fees. In connection with the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 1,520,000 shares of common stock on March 17, 2004. In addition, we will issue 80,000 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as placement agent.

                              PLAN OF DISTRIBUTION

      The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions other than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay us 96% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the date on which the Company requests any cash advance. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Distribution Agreement, and received a one-time commitment fee in the form of 1,520,000 shares of common stock on March 17, 2004. The 5% retainage and the 1,520,000 shares of common stock are underwriting discounts. In addition, we engaged Newbridge Securities Corporation, an unaffiliated registered broker-dealer, to acts as our placement agent in connection with the Equity Distribution Agreement. The Company will pay Newbridge Securities Corporation a fee in the form of 80,000 shares of common stock on March 17, 2004 for its services as placement agent.

      Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, InstaPay expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $2,701.24, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $14,798.76. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS


INTRODUCTION-FORWARD LOOKING STATEMENTS

      In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), InstaPay, is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions of future events or performance are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on InstaPay's expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in documents filed by InstaPay with the SEC. Many of these factors are beyond InstaPay's control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this report will, in fact, occur.

      Any forward-looking statement speaks only as of the date on which such statement is made, and InstaPay undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DEVELOPMENT STAGE ENTERPRISE

      The Company is a "development stage" enterprise and is devoting substantially all of its present efforts to establish itself as a new business. As a development stage enterprise, the Company has not generated any revenue for several years and has no established sources of revenue. All of the Company's losses accumulated since inception have been considered part of the Company's development stage activities. InstaPay's auditors have included an explanatory paragraph in their auditors' report, which references this matter. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate.

BUSINESS OVERVIEW

      For several years prior to 2003, the Company had no employees or operations, and the board's primary focus during this period was to seek, investigate, and if such investigations warrant, acquire an interest in one or more business opportunities presented to it by persons or firms desiring the perceived advantages of a publicly held corporation.

      Upon reaching an agreement to acquire Kryptosima in January 2003, the Company became focused primarily upon development of the Kryptosima business opportunity. In order to preserve relationships and contracts held by Kryptosima, the Kryptosima entity was kept intact and operates as a wholly owned subsidiary of InstaPay. Kryptosima's technical and management staffs were retained and are InstaPay's only staff at this time. InstaPay remains interested in identifying additional acquisitions that would have synergy with Kryptosima, but no other potential acquisitions were pursued during 2003. The balance of this section discusses Kryptosima's business and operations.

      Kryptosima is in the electronic payment processing industry. Electronic payment processing has been a rapidly growing and evolving industry for 25 years, and it continues to grow.

      Within this large industry, Kryptosima is focused on providing payment-processing services to merchants. Such services enable merchants to accept non-cash payments that are processed electronically. This industry has long included the processing of card-based payments, i.e. payments made via credit cards and ATM cards. During the past decade, many paper-based payment methods (such as checks and food stamps) have also increasingly been converted to electronic processing.

      Kryptosima has developed the first payment gateway that enables Internet merchants to accept ATM card transactions. ATM Card transactions are also known as "PIN Debit" transactions, because consumers must enter their PIN number to use their ATM card. We believe these PIN debit transactions are preferred by merchants, because, in many cases, merchants pay lower fees for PIN debit transactions than they do for credit-card transactions. Because the requirement to enter a PIN makes it difficult for thieves to use lost or stolen ATM cards, merchants also bear much less fraud risk when accepting PIN debit payments.

BUSINESS DEVELOPMENTS

      From its inception through 2003, InstaPay has been a developmental stage company. During 2003, the Company's Kryptosima subsidiary generated a small amount of revenue from several one-time events. More importantly, we believe that Kryptosima accomplished several important goals during 2003. These accomplishments were:

      COOPERATING ATM NETWORK: ATM networks have operating regulations that set forth the technology and business standards that define how their members will interact, how transactions will be exchanged, what types of transactions can travel over the network, what fees are charged between members and by the network, etc. These rules were originally written 20 to 30 years ago, and while they are periodically updated, this process is a slow and conservative one. Some ATM networks have taken the position that it requires changes to these rules to allow Internet merchants to accept ATM cards, and they have not moved quickly to make these changes. Kryptosima's management spent a great deal of time and effort during 2001 and 2002 in discussions with ATM networks, to identify networks willing to allow Internet merchants to accept their ATM card. In January of 2003, this resulted in Kryptosima reaching an understanding with a network that they would allow Internet transactions if Kryptosima obtained a sponsor bank (see below).

      SPONSOR BANK: ATM networks are membership organizations that banks join in order to be able to exchange ATM card transactions with each other. In other words, if Bank A and Bank B are both members of a network, depositors of Bank A can use their ATM card at ATMs operated by Bank B, and vice versa. ATM networks require that all merchants that accept their ATM cards be "sponsored" by a bank that is a member of that network. While all banks belong to one or more ATM networks, few banks are active in the "sponsorship business", and banks that are in this business are typically reluctant to be the first to sponsor a new type of activity. Therefore Kryptosima's management had to spend significant time and effort during 2002 to identify banks willing to sponsor Internet merchants for ATM card transactions. In March of 2003, this resulted in Kryptosima signing an agreement with a sponsor bank.

      CERTIFICATION: Once the Company had secured the cooperation of both a network and a sponsor bank, it was able to initiate the process of certifying its connection to the network. This was primarily a technology issue, not a business event. Kryptosima had previously developed all the needed technology for its gateway, but now a rigorous process had to be gone through to verify the correct operation of this gateway when connected to the network. It required significant effort on the part of Kryptosima's management and programmers to establish their connection to the network, initiate test transactions, and verify that all messages were exchanged correctly. As a result, Kryptosima's system was considered certified by the network and various vendors involved in June 2003.

      PRODUCTION STATUS: Once certification was complete, final paperwork was filed with the network so Kryptosima could go live, and a volunteer Internet merchant was set up to receive ATM card payments via Kryptosima's payENKRYPT service. On July 18, 2003, the first production transaction occurred. This was the culmination of 3 years of technology and business development. For the first time, Kryptosima had a service that was in production and could be presented to merchants.

      NEW PIN PAD DEVELOPMENT/PROTOTYPES: ATM network rules require that consumers swipe their card and enter their PIN number into a "secure device" that encrypts that PIN before it is transmitted over any communications link. These devices are called "PIN pads", and can be seen in many retail merchants. To enable consumers to initiate ATM card transactions on the Internet, Kryptosima must facilitate the deployment of PIN pads to consumers. Low PIN pad cost is crucial. Commercially available PIN pads are primarily designed for use in retail stores, and have many features not required for home use, which increase their cost. Kryptosima had to work with an electronics manufacturing vendor to design and manufacture a low-cost PIN pad. In October of 2003 Kryptosima received prototypes of this new PIN pad, which are smaller, more attractive, work faster, and cost roughly half the price of units Kryptosima used for system development, testing, and marketing. We believe that the delivery of production quantities of this new PIN pad in 2004 will put the final piece in place for Kryptosima to begin to sign customers, deploy PIN pads, and begin to generate transaction processing revenues.

      PURCHASE AGREEMENT WITH INVENTECH: During 2003, InstaPay's Kryptosima subsidiary signed an agreement with a vendor Inventech to have "PIN pads" designed and built to the Company's specifications. PIN pads are small electronic devices for reading magnetic stripe cards and encrypting data that can be used in the Company's business to enable ATM card transactions in homes and in retail locations. Pursuant to this agreement, the Company is obligated to purchase 50 evaluation samples and two thousand production units from Inventech, at a total purchase cost of $102,500. During the quarter ended March 31, 2004, fifteen evaluation samples were received and successfully tested, and a total of $39,750 was paid to Inventech for the evaluation units already delivered, and as a deposit against additional evaluation units delivered in April and production units to be delivered in June 2004.

      WORKING CAPITAL: Throughout 2003, working capital was limited. This did not prevent the Company from pursuing the important goals set forth above, but it did limit the Company's ability to plan an aggressive sales effort going into 2004. As a result of the Company's success in achieving these goals, the board and officers determined that it was time to seek additional capital to fund a sales effort and the acquisition of inventory. On March 17, 2004, the Company finalized an agreement with Cornell Capital Partners providing bridge funding in the form of a convertible debenture for $350,000, and a Standby Equity Distribution Agreement under which the Company can draw up to $5,000,000 in working capital over a 2-year period (see further discussion under the section entitled "Liquidity and Capital Resources").

Components Of Revenue And Expenses

      During the quarter ended March 31, 2004, InstaPay continued to focus its efforts on developing the Kryptosima business opportunity. InstaPay believes payENKRYPT is the first and so far only service approved and in production that enables web merchants to accept ATM Card payments. InstaPay charges merchants a fee per transaction for the service. Because ATM card payments offer merchants lower fees and less risk than credit card transactions, the Company is optimistic that the service will be marketed successfully to a broad range of eCommerce merchants, including target markets such as on-line brokerages that cannot accept credit cards and therefore have no other method for on-line real-time payments. Other target markets include airlines, and upscale retailers selling online, and companies issuing prepaid cards that could be reloaded online.

      During the three month periods ended March 31, 2004 and 2003, Instapay's operating activity consisted of expenses related to the continued development of InstaPay's payENKRYPT service and certain legal, accounting, and administrative activities.

      During the three months ended March 31, 2004, the expenses charged to operations of $122,493 represent a decrease of $221,911 or 64.4% versus the expenses of $344,404 charged to operations for the three months ended March 31 2003. This decrease is due primarily to the fact that during the first quarter of 2003, expenses charged to operations included various one-time marketing and investor relations costs totaling $166,134.

      Revenues during 2003 were not significant. However, the following categories define the revenues generated in 2003, and if the Company is successful in executing its business plans, these are expected to be the meaningful revenue categories in 2004.

      TRANSACTION PROCESSING FEES: During 2003 the Company generated $122 in processing fees. This category includes all fees charged to customers (merchants). Viewed at its most basic level, the Company's business model is generating revenue by charging merchants fees for the transactions processed. Therefore this category represents the Company's strategic direction, and in the long-term should become the largest revenue line. Some fees will be a fixed amount per transactions, while others may be charged on a monthly basis, or as a percentage of the dollar amount of the transactions processed.

      HARDWARE SALES: During 2003, the Company generated $500 in hardware sales. This category includes all revenue generated by the sales of PIN pads. During the next few years, this may initially exceed transaction fees. We believe that, over a period of years, as the market saturates, hardware sales will stabilize or possibly even decline, while transaction fees continue to grow. The gross margin associated with these sales will be low or possibly even negative in the short-term, as PIN pads are sold near or below cost as a marketing incentive to merchants, to help jump-start and accelerate growth

      SOFTWARE AND PATENT LICENSING FEES: The Company generated $10,000 in license fees in 2003. This category includes all revenue generated from licensing the Company's patents or software. We believe that this revenue will typically be in the form of an initial up-front fee, and/or an annual maintenance fee, and/or per-transaction fees assessed monthly or quarterly. The Company may from time to time encounter opportunities to license its patents and/or software to companies that want to pursue markets that the Company does not plan to address in the foreseeable future. We believe that licensing Kryptosima's patents and/or software to such companies will give Kryptosima the opportunity to generate revenue from markets it might otherwise not penetrate.

      PROFESSIONAL SERVICES: The Company generated $5,000 in professional fees in 2003. The Company may from time to time provide consulting services to customers and prospects, primarily involving technology issues. This category will contain any fees generated from such consulting.

      COST OF SERVICES ("OPERATIONS"): The Company had $25,020 of expenses in this category in 2003. This category includes all cost directly associated with providing services to customers, such telecommunications, personnel and infrastructure required to develop and maintain applications and operate the online computer systems, fees paid to ATM networks and vendors that support operations, and other costs of operations.

      COST OF PRODUCTS SOLD: This category includes all costs of acquiring, housing, and deploying PIN pads that are sold to customers (merchants). The Company had no expense in this category in 2003. Any costs involved with acquiring and testing the new PIN pads in 2003 were treated as development costs, not Cost of product sold.

      SELLING, GENERAL AND ADMINISTRATIVE: This category includes all other costs associated with salaries, wages, consulting fees, and expenses paid to management, administrative, sales and other personnel, and costs for advertising and promotional costs and other selling expenses.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003, COMPARED TO THE YEAR ENDED DECEMBER 31, 2002

      RESULTS OF OPERATIONS FOR 2003 AND 2002

      InstaPay had effectively been a development stage enterprise since inception in 1983. Historically, its cumulative revenues arose from the forgiveness of debt. InstaPay did not generate any revenue during the last ten
(10) years prior to 2003. InstaPay' s principal expenses during this period were due to the amortization and write-down of assets, and in recent years due to expenses incurred in connection with bringing its financial reporting current.

      During the fiscal year ended December 31, 2002 InstaPay's operating activity pertained primarily to non-cash transactions and expenses paid on behalf of InstaPay by certain officers, directors and other related parties. With the acquisition of the Kryptosima technology, the Company began having more significant expenses, and began generating some revenues during the second half of 2003. The Company's efforts during 2003 were focused primarily on achieving certain milestones as described above under "Business Developments" which were necessary before beginning to aggressively market the payENKRYPT service

      Total operating expenses in 2003 were $ 866,405, an increase of $ 688,555 or 387% over the total in 2002 of $ 177,850. This increase in due primarily to the on going operational expenses of Kryptosima and the continuing legal, accounting, and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 2003, the Company had a working capital deficit of approximately $ 788,000. As of that date, the Company did not have enough capital to achieve its near, medium or long-term goals. Subsequent to that date, the Company reached an agreement which management believes that the effectiveness of this registration statement should provide sufficient capital to achieve its short-term goals, and depending upon results may provide sufficient capital to meet its long-term goals.

      As we introduce our payENKRYPT service, it is anticipated that additional working capital will be required to fund our operations until breakeven is reached. We had a working capital deficit of $822,230 as of March 31, 2004. Our officers and directors believe that the agreements reached with Cornell Capital Partners in March 2004 will provide sufficient working capital for the Company to implement its plans. However, there can be no assurance that these arrangements will be sufficient.

      On March 17, 2004, the Company entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, InstaPay may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 96% of the market price, which is defined as the lowest closing bid price of the common stock during the five consecutive trading days following the notice date. The amount of each cash advance under the Equity Distribution Agreement is subject to an aggregate maximum amount of $70,000, with no advance occurring within seven trading days of a prior cash advance. Cornell Capital Partners received a one-time commitment fee of 1,520,000 shares of the Company's common stock. In addition, Cornell Capital Partners is entitled to retain a fee of 5% of each cash advance the Company receives under the Equity Distribution Agreement.

      On  March  17,  2004,  the  Company  entered  into a  Securities  Purchase
Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners purchased a $350,000 secured convertible debenture. The secured convertible debenture accrues interest at a rate of 5% per year and matures three years from the issuance date. The secured convertible debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five consecutive trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the secured convertible debenture upon 3 business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

      From time to time, we may evaluate potential acquisitions involving complementary businesses, content, products or technologies. InstaPay's future capital requirements will depend on many factors, including growth of our businesses, economic conditions and other factors including the results of future operations. If we is unable to raise sufficient funds to meet its long-term capital needs, there is a risk that we will be required to cease operations.

SUBMISSION OF MATTERS TO A VOTE OF STOCKHOLDERS

      There are no pending matters to be voted on by the shareholders at this time.

                            DESCRIPTION OF BUSINESS


ORGANIZATION

      INTRODUCTION

      Prior to initiating its entry into the transaction processing business in 2003, InstaPay Systems, Inc. went through several name changes and pursued several business plans. During these years it remained a developmental stage company, and generated no revenues.

      InstaPay incorporated in the State of Utah in 1983 as Cotton Tree, Inc. In 1985, it acquired, in a stock-for-stock acquisition, MEDEX, Inc. and changed its name to Roedeinger Medical Systems, Inc. In 1988, Roedeinger Medical Systems sold its line of medical products to a third party company, and it acquired, on a stock-for-stock basis, Filmagic, Inc. and changed its name to Filmagic Entertainment Corporation. Filmagic acquired approximately 1,000 half-hour films, and planned to develop a business as a film distribution and sales agency. This effort was not successful, and the Company entered a period during which it had no active employees, and the officers and directors handled all filings and business matters. The officers and directors focused their efforts on the search for potential candidates for mergers, acquisitions and potential sources of capital.

      During 2002, the Board of Directors determined that the Company should redirect itself to pursue the payment processing industry. During 2002, to implement this new direction, the Company; (i) retained a new President & CEO, Mr. Robert Bragg, to help implement this new direction; (ii) entered into negotiations to become a sales agent for Kryptosima, a payment processing Company; (iii) changed its name to InstaPay; (iv) increased the authorized shares to 200,000,000 of common stock; and (v) completed a 2 for 1 split of the Company's stock. In November 2002 an agreement was signed giving InstaPay semi-exclusive rights to act as a reseller of Kryptosima's services.

ACQUISITION OF KRYPTOSIMA

      In January of 2003, InstaPay was offered the opportunity to acquire Kryptosima. The board determined that owning Kryptosima was preferable to the agreement reached late in 2002 to be a sales agent for Kryptosima, and in January 2003 an agreement was executed for InstaPay to acquire Kryptosima in a stock-for-stock swap.

      Pursuit of the Kryptosima business opportunity became our sole focus as of the signing of the acquisition agreement in January 2003. All reports since then have presented consolidated financial information including Kryptosima. We believe that Kryptosima has valuable relationships and contracts within the payment industry. To preserve these assets, the Kryptosima entity was kept intact, and operates as a wholly-owned subsidiary of InstaPay.

      Mr. Harry Hargens, President of Kryptosima and one of its founders, also became President of InstaPay upon the signing of the acquisition agreement in January. Mr. Hargens holds degrees in engineering and marketing, and brings to InstaPay over 20 years of senior management experience in the payments industry.

THE KRYPTOSIMA BUSINESS OPPORTUNITY

      Kryptosima has developed the first payment gateway service that enables Internet merchants to accept ATM card transactions. ATM Card transactions are also known as "PIN Debit" transactions, because consumers must enter their PIN number to use their ATM card. PIN debit transactions are preferred by merchants, because merchants pay lower fees for PIN debit transactions than they do for Visa/MasterCard transactions.

      Kryptosima's gateway service, named payENKRYPT(TM), is marketed to Internet merchants as an alternative to credit card acceptance. When merchants accept credit card payments, they pay fees calculated as a percentage of the transaction amount (the "discount rate"). This rate varies depending upon the merchant size, years in business, etc. Internet merchants are considered high risk and therefore pay a higher discount rate, typically 2% or more. Internet merchants also bear a greater risk of fraud. The anonymous nature of the Internet makes it easier for criminals to use stolen cards to order goods and services, and credit card systems put the brunt of the risk for fraudulent transactions on the Internet merchant. In some cases this may raise their effective cost of credit card payments to 3~4% or more, which is much higher than the discount rates paid by brick-and-mortar merchants (typically 1.5~2%). Therefore, we believe that Internet merchants are eager to identify alternative payment methods with lower fees and less risk, such as payENKRYPT.

      There are also certain types of "merchants" (e.g. online brokerages) for whom credit card payments are inappropriate or prohibited. We believe that these represent untapped eCommerce markets that payENKRYPT can be marketed to.

      Kryptosima's technology utilizes a unique platform developed in-house, which is capable of providing secure payment transaction services for the Internet eCommerce market. The Company holds one patent for the processes used by the system, and another is pending.

      Kryptosima's marketing strategy calls for a small sales force to call directly on large Internet merchants, and work with marketing partners and resellers to reach smaller merchants. We believe that this leveraged sales strategy should enable the Company to grow while minimizing sales costs.

KRYPTOSIMA BACKGROUND PRIOR TO THE ACQUISITION

      Kryptosima was founded in 2000 by experienced senior managers from the payments processing industry. This group set out to develop superior payment methods for Internet transactions. They chose to focus on enabling Internet merchants to accept ATM Card payments, just as brick-and-mortar merchants do today.

      Kryptosima began the development of technology and business relationships necessary for its payENKRYPT(TM) service in 2000. During 2002, Kryptosima felt it was nearing the point when its service would be marketable, but since the business development process was taking longer than expected, new sources of capital were required to continue. This was a difficult economic period for raising private capital, which led to Kryptosima being receptive to an acquisition by InstaPay.

ADDITIONAL MARKET BACKGROUND

      Consumers have used ATM cards, also known as debit cards, to make purchases in retail locations for over 20 years. Debit card usage has proven extremely popular and continues to grow. Contrary to misperceptions held by some, debit cards are not used only by "credit challenged" consumers. Over the past 10 years, many US banks added Visa or MasterCard logos to their ATM cards, making them functional as Visa/MC debit cards as well as ATM debit Cards. Today, more than 50% of Visa transaction volume comes from Visa debit cards, outnumbering Visa credit card volume. This demonstrates the extent to which consumers in all walks of life have embraced the use of debit cards.

      When an ATM card also has a Visa/MC logo, the card can be used with or without a PIN number when making purchases. The method used makes little difference to the consumer, but a significant difference to the merchant. If the consumer presses the "credit" button when making a payment, they are not asked for a PIN, and the transaction is processed via Visa/MC. In this case the merchant pays a discount rate, just as they do when accepting a Visa/MC credit card.

      If the consumer presses the "debit" button, they are asked to enter their PIN, and the transaction is processed via an ATM network such as STAR, NYCE or Pulse. In this case, the merchant typically pays a small fixed fee, regardless of the amount of the purchase.

      Because the ATM card transaction can be much less expensive for them, merchants want consumers to make as many transactions as possible as ATM Card transactions. In recent years Wal-Mart led a class action suit against Visa and MasterCard, demanding rule changes that would allow merchants to require customers to enter their PIN. In the summer of 2003 both Visa and MasterCard settled this suit out of court, giving merchants a broad victory. As of January 2004, when consumers present a Visa/MC debit card, merchants have the right to decline or to accept it as a Visa/MC and require consumers to enter their PIN. Wal-Mart has already announced that they will require consumers to enter their PIN when they present MasterCard debit cards, so they are processed as ATM card transactions. InstaPay/Kryptosima's payENKRYPT is the first and so far only service we are aware of that can enable Internet merchants to pursue this same strategy.

      Current ATM network security regulations require that customers enter their PIN number into a secure device that immediately encrypts the PIN data before transmission. Personal computers (PCs) are not secure devices, therefore to enable Internet ATM Card payments a small device that reads the consumer's card and encrypts their PIN (a "PIN pad") must be attached to the consumer's PC to enable ATM card transactions. InstaPay and Kryptosima believe that the low cost of these devices will be borne by Internet merchants, who will deploy the devices to their best frequent customers to achieve cheaper/safer transactions, and will use the devices as a marketing tool to attract new customers.

MANAGEMENT CHANGES FOLLOWING THE ACQUISITION

      In January 2003, after conclusion of the agreement for InstaPay to acquire Kryptosima, Mr. Hargens became President of InstaPay, a position previously held by Mr. Bragg. Mr. Bragg remained CEO.

      In March 2003, Mr. Bragg stepped down as CEO due to health reasons, but remained a Director. Mr. Hargens assumed the CEO position.

      In May 2003 Mr. Bragg stepped down as a Director due to continuing health problems.

      In June 2003 Mr. Harvey Lalach stepped down as a Director, due to constraints on his available time resulting from his other commitments.

      In September and October respectively, the board appointed Mr. Gregory Lewis and Mr. Thomas Tesmer to the board, filling the positions vacated by Mr. Bragg and Mr. Lalach. Mr. Lewis and Mr. Tesmer both bring to the board 25+ years of experience and contacts in the payments industry.

                                   MANAGEMENT

      As of May 25, 2004, the directors and executive officers of InstaPay, their ages, positions in InstaPay, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:

NAME OF DIRECTOR/
EXECUTIVE OFFICER     AGE         POSITION                                PERIOD SERVED
-------------------   ---------   -------------------------------------   ------------------------
Mr. Harry Hargens     49          President, CEO and Director             January 2003 to Present

Ms. Aubrye Harris     28          Corporate Secretary and Director        October 1997 to Present

Mr. Frank DeSantis    45          Corporate Counsel and Director          October 1999 to Present

Mr. R. B. Harris      52          Acting CFO and Chairman of              October 1997 to Present
                                  the Board of Directors

Ms. Song Liping       45          Director                                December 2001 to Present

Mr. Thomas Tesmer     55          Director                                August 2003 to Present

Mr. Gregory Lewis     55          Director                                August 2003 to Present

      InstaPay's directors are elected at the annual meeting of stockholders and hold office until their successors are elected. InstaPay's officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

      Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

      MR. FRANK DESANTIS: AGE 45, DIRECTOR, CORPORATE COUNSEL. Mr. DeSantis has been involved in all phases of corporate law, investment banking, trial litigation, contracts, and franchise agreements. He graduated from Western State University's Thomas Jefferson School of Law with a Juris Doctor, and passed the California Bar Exam, in 1983. Since 1984, he has operated a Solo private legal practice specializing in civil litigation and transactional law. Mr. DeSantis is also a Director and Vice-President of Pacific Sunset Investments, Inc., a publicly traded Minnesota corporation that is subject to the reporting requirements of the SEC.

      MS. AUBRYE HARRIS: AGE 28, DIRECTOR, CORPORATE SECRETARY. Ms. Harris has a Bachelor of Science Degree in International Management and has many years experience in finance. She has worked with corporate accounts, financial planning, and investor relations. Since 2002, she has worked as Franchise Development Manager for The Johnny Rockets group, a rapidly expanding restaurant chain with over 145 locations. In this position, she has broad responsibility for coordinating business development, contract, and operational issues to sign new franchisees and work with them to coordinate build-out and launch of stores consistent with the requirements set forth for the Johnny Rockets Brand. She also leads the firms' real estate site approval committee, and has responsibility for ensuring legal compliance such as intellectual property filings, License Agreements, Area Development Agreements, state registrations and FTC guidelines. From 1999 to 2002 she worked for Lantronix, Inc. as Director of Investor relations, and assisted in taking the company public (NASDAQ: LTRX).

      MS. SONG LIPING: AGE 45, DIRECTOR. Ms. Song Liping has a Masters Degree in Business Administration, British and in American Language & Literature. She has been a Foreign Development Manager with the Development Department of Shanghai Pudong Real Estate Company. Ms. Song has been a Lecturer, Director and
Interpreter, of the First Teaching & Research Office and Business Head for the External Cooperation Department for Shanghai New Asia. From 1998 to 2003 she worked for Enterprise Development Department of Shanghai Pudong Real Estate Company as Assistant Manager. She was also a member of the Board of Directors of Aubryn International Inc., U.S. and Filmagic Entertainment Inc., U.S. Ms. Liping is also a Director of Pacific Sunset Investments, Inc., a publicly traded Minnesota corporation that is subject to the reporting requirements of the SEC.

      MR. R. B. HARRIS: AGE 52, DIRECTOR, CHAIRMAN. Mr. Harris has been involved in International Business for many years. Mr. Harris has a Bachelor of Science Degree from Cal Poly Pomona, and has spent 30 years in the automotive industry, helping to establish and operate auto dealerships. He has also been involved in International mergers, acquisitions, and joint ventures, including founding Aubryn International in 1993 to provide automotive warranties and services in Mainland China. Mr. Harris continues to work full-time in the automotive industry, in addition to sitting on InstaPay's board. Since April, 2004 he has worked as Lease Portfolio Manger/ Fleet Manager for Shelly Automotive Group. In this position he is responsible for managing the Company's lease customer portfolio as well as Corporate Fleet and Broker Fleet accounts. From February 2003 to March 2004 he worked for Caliber Motors Mercedes Benz as the Pre-Owned Sales Manage/Wholesale Buyer. From March 2001 to January, 2003 he worked for Downtown L.A. Mercedes Benz as Pre-Owned Sales Manager/Finance (Special Finance Focus). From March 2000 to December, 2000 he worked as New and Used Vehicle Sales Manager. From January 1995 to March 2000 he worked for Aubryn International, Inc., as the General Manger. Mr. Harris is also the Chairman of the Board and Chief Executive Officer of Pacific Sunset Investments, Inc., a publicly traded Minnesota corporation that is subject to the reporting requirements of the SEC.

      MR. HARRY HARGENS: AGE 49, DIRECTOR, PRESIDENT & CEO. Mr. Hargens has been a leader and innovator in the payments industry for over 22 years. He led Omron's entry into the POS terminal market in 1981, quickly taking the business unit from startup to 50%+ market share and $10M+ in annual revenues. While at Omron he was also responsible for OEM relationships that he grew to generate $25M in revenue. In 1987 he joined VeriFone, another leading terminal manufacturer, and helped lead them through several years of rapid growth. In 1991 he transitioned from equipment vendors to the transaction processing side of the business, where he held senior positions in sales, marketing, and product management at TransNet, HONOR (now part of STAR), and National Data (now Global Payments), before founding Kryptosima in January, 2000. From August, 1996 to December 1999, he was Principal at Tradewinds Technologies.

      MR. THOMAS TESMER: AGE 55, DIRECTOR. Mr. Tesmer has been in the payment processing industry for over 30 years and has functioned as a start-up entrepreneur behind four highly successful processing ventures. As Vice President of POS Technologies for the HONOR ATM Network (now part of the STAR network), Tom implemented and managed the HONOR ATM/POS processing division - providing 24X7 processing for over 75,000 merchants nationwide. Prior to this, Tom was president and founder of TransNet, a start-up he led from creation to over $27MM in annual revenues supporting 30,000 merchants. TransNet eventually became the nucleus for today's Paymentech, rating among the top 10 payment processing companies worldwide. Tom has also held prominent engineering and management positions with Docutel Corporation, Unisys Corporation and TRW Space Systems. From 1999 to 2002 he worked for Heartland PAYMENT systems as the Executive Vice president, Front End Systems and from 1996 to 1999 he worked for Access Services, Inc. as the President and CEO.

      MR. GREGORY LEWIS: AGE 55, DIRECTOR. Mr. Lewis has 30 years of senior executive experience, primarily in public companies in the payments industry. From 1970 to 1984 he held a series of VP-level positions at National Data, an early leader and innovator in the business of processing credit card transactions for merchants. In 1984 he joined startup VeriFone as Senior Vice President & General Manager North America. From 1984 to 1992 he led VeriFone's growth into the world's largest POS terminal manufacturer, grew revenues beyond $100 Million and accomplished a successful IPO. In 1993 he joined BUYPASS, a leading transaction processor, as Executive Vice President. In 1995 he returned to VeriFone, then owned by Hewlett-Packard, to help expand the Company's customer and revenue base as Vice President, Emerging Markets. In 1997 he became President & CEO of IVI Checkmate, a leading manufacturer of POS terminals.
During his tenure he grew Checkmate into the 3rd-largest POS terminal manufacturer in North America through both internal growth and several successful acquisitions, and then helped engineer the merger of Checkmate into European-based Ingenico, the resulting entity being one of the world's largest POS terminal manufacturer. From 2000 to 2002, he served as President & CEO of epipeline. While he was at epipeline the Company raised $4.5M in venture capital, transitioned from a developmental stage to a growth stage Company, and relocated to Virginia to be closer to customers and partners in the government markets it serves.

INVOLVEMENT IN LEGAL PROCEEDINGS

      No executive officer or director of the Company has been the subject of any bankruptcy, petition, order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

      No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

      No executive officer or director of the Company is the subject of any pending legal proceedings.

AUDIT COMMITTEE

      We are currently a development stage company and we do not have an audit committee or an audit committee financial expert. The Company does not currently have a written audit committee charter or similar document. As the Company evolves, we intend to elect an audit committee and have sufficient capital to retain the services of a financial expert to serve on that audit committee.

EXECUTIVE COMPENSATION

      The following table sets forth, for the fiscal years ended December 31, 2003, 2002, and 2001 certain information regarding the compensation earned by InstaPay's Chief Executive Officer and each of InstaPay's most highly compensated executive officers whose aggregate annual salary and bonus for fiscal 2003 exceeds $100,000, (the "Named Executive Officers"), with respect to services rendered by such persons to InstaPay and its subsidiaries.

                                        SUMMARY COMPENSATION TABLE

                      ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                -----------------------------------------  ---------------------------------------------
  NAME AND                                                  RESTRICTED
  PRINCIPAL                                     OTHER         STOCK       UNDERLYING         OTHER
  POSITION      YEAR    SALARY     BONUS     COMPENSATION     AWARDS        OPTIONS       COMPENSATION
--------------  ----  --------- -----------  ------------  ------------  ------------     --------------
Harry Hargens   2003  $  120,00 $ 10,000(1)           --             --    200,000(2)                 --
President and
  CEO
Director(3)

---------------
(1)   Signing bonus.
(2) In 2003, Mr. Hargens was granted options for 200,000 shares of common stock at an exercise price of $1.50 per share.
(3)   Mr. Hargens joined the Company in 2003.

                                OPTION/SAR GRANTS

                                                      PERCENT OF
                                      NUMBER OF          TOTAL
                                     SECURITIES       OPTIONS/SARS
                                     UNDERLYING       GRANTED TO        EXERCISE
                                     OPTIONS/SARS      EMPLOYEES         OR BASE
                                       GRANTED         IN FISCAL          PRICE          EXPIRATION
NAME                                     (#)             YEAR            ($/SH)             DATE
-----------------------------        -------------    -------------    ------------   ---------------
(A)                                      (B)              (C)              (D)               (E)
-----------------------------        -------------    -------------    ------------   ---------------
Harry Hargens                           200,000              100%            $1.50    August 25, 2006
President, CEO and Director

EMPLOYMENT AGREEMENTS

      On August 25, 2003, InstaPay entered a Consulting/Employment Agreement with Mr. Harry Hargens for the position of President and CEO of the Company. Under this Consulting/Employment Agreement, Mr. Hargens is to receive an annual salary of $120,000, plus a signing bonus of $10,000 and an option to purchase 200,000 shares of common stock for an exercise price of $1.50 per share. The agreement is for one year and renews automatically for an additional one-year term unless either party terminates the agreement by giving 60-days' written notice of its intent to terminate. The agreement includes a severance payment, in the event of termination, of $60,000, plus a cash bonus based on estimated earnings of InstaPay. Under the agreement, InstaPay may elect to pay up to half of the severance payment in common stock.


COMPENSATION OF DIRECTORS

      As of January 1st 2003, we have a board-approved commitment to issue $5,000 in common stock to each of our directors each quarter and $25,000 in non-qualifying stock options per year with an exercise price equal to the fair-market value of the stock at the time of the grant. These 2003 options are included in the table below, along with options granted in previous years. The common stock for 2003 has been accrued for in the Company's financial statements, but not yet issued.

      During the quarter ended March 31, 2004, InstaPay accrued $35,000 based on board-approved payments of $5,000 per director per quarter served. Additionally, each director is entitled to a $250 payment plus reasonable travel expenses for each board meeting attended. The directors' quarterly payments are to be paid by the issuance of restricted shares of InstaPay's common stock at the respective quarter's average trading price per share. The $250 payment and travel expenses are to be paid in cash.

                                    NUMBER
                                      OF
                                  SECURITIES
                                  UNDERLYING       PRICE       EXPIRATION       DATE
NAME OF DIRECTOR                    OPTIONS      PER SHARE        DATE        ACQUIRED
------------------------------    ------------  -----------   ------------   ------------
R. Bruce Harris                     1,200,000      $0.02       12/31/2006     12/04/2001
                                    3,200,000      $0.02       12/31/2007     12/04/2001
                                      200,000      $0.02       12/31/2005     12/04/2001
                                       83,334      $0.30       12/31/2006     12/31/2003

Liping Song                           200,000      $0.02       12/31/2006     12/04/2001
                                      200,000      $0.02       12/31/2005     12/04/2001
                                       83,334      $0.30       12/31/2006     12/31/2003

Aubrye Harris                         200,000      $0.02       12/31/2006     12/04/2001
                                      200,000      $0.02       12/31/2005     12/04/2001
                                       83,334      $0.30       12/31/2006     12/31/2003

Frank DeSantis                        200,000      $0.02       12/31/2006     12/04/2001
                                      200,000      $0.02       12/31/2005     12/04/2001
                                       83,334      $0.30       12/31/2006     12/31/2003

Harry Hargens                         200,000      $1.50        8/25/2006     8/25/2003
                                       83,334      $0.30       12/31/2006     12/31/2003

Gregory Lewis                          83,334      $0.30       12/31/2006     12/31/2003

Thomas Tesmer                          83,334      $0.30       12/31/2006     12/31/2003

                             DESCRIPTION OF PROPERTY

      InstaPay maintains the following property:

      OFFICES AND OFFICE EQUIPMENT: We do not own or rent any office space or office equipment. We currently utilize Mr. Hargens' office in Hampton, GA as our business address. To date, we have not paid nor accrued any rent for the use of this facility, or purchased any equipment for this facility. Mr. Hargens has donated the use of the facility, and the use of office equipment there (copiers, printers, fax, computers, LAN, telephones, etc). We do compensate Mr. Hargens for some telephone service charges at that location.

      PRODUCTION FACILITIES: We own computer equipment that is used to provide the online services that it sells to merchants. These servers are located in a secure co-location facility in Salt Lake City, Utah. We pay $400/month rent for space, electricity, and Internet access provided at this location.

      INVENTORY: As of December 31, 2003, we did not own any inventory, but had placed an order for the manufacture of PIN pads, which will become inventory for resale to customers (merchants). A small quantity of hand-built samples were received during the 1st quarter of 2004 and are reflected as "inventory" in our March 31, 2004 financials. The first "production" units (mass-produced units) are expected to be received during the 2nd quarter of 2004. From that point forward, and subject to available capital, we expect to hold significant amounts of inventory, at fluctuating levels as units are sold and additional inventory is acquired from the Company's vendor.


                                LEGAL PROCEEDINGS

      As of the date of this filing, we are involved in legal proceedings regarding 400,000 shares held by Mr. Harvey Lalach, a former director of the Company. We maintain that Mr. Lalach had agreed to return these shares pursuant to a decision of the entire Board of Directors to return some of their shares that were previously issued as compensation. This share return was affirmed in writing in 2003 by a board resolution as reported on a Form 8-K filed July 17, 2003. All other Directors involved have returned or are in the process of returning shares as agreed. Mr. Lalach has declined to return these shares. Both parties have retained counsel, but no litigation or formal negotiations via counsel have begun. The Company does not expect this matter to have a significant impact on the Company or its business. We will continue to include these shares in the total shares issued and outstanding until a resolution has been reached.

                             PRINCIPAL STOCKHOLDERS

      The table below sets forth information with respect of the beneficial ownership as of June 1, 2004 for any person who is known to InstaPay to be the beneficial owner of more than 5% of InstaPay's common stock.


                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
------------------------------------------------------------------------------------
 TITLE OF          NAME AND ADDRESS           AMOUNT AND NATURE OF      PERCENTAGE
   CLASS          OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     OF CLASS(1)
----------  ------------------------------  ------------------------  --------------
Common      R. B. Harris                          2,400,000              8.16%
            419 Main, Suite 414
            Huntington Beach, California
            92648

Common      Cornell Capital Partners, L.P.        2,020,000              6.75%
            101 Hudson Street
            Suite 3700
            Jersey City, New Jersey 07372



Total                                             4,420,000             14.91%

-----------------------------------------------------------------------------------
                        SECURITY OWNERSHIP OF MANAGEMENT
------------------------------------------------------------------------------------
 TITLE OF          NAME AND ADDRESS           AMOUNT AND NATURE OF      PERCENTAGE
   CLASS          OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     OF CLASS(1)
----------  ------------------------------  ------------------------  --------------
Common      R. B. Harris                           2,400,000              8.16%
            Director/Past President
            419 Main, Suite 414
            Huntington Beach, California
            92648

Common      Harry Hargens                            192,499              0.65%
            Director, President and CEO
            98 Shoreline Way
            Hampton, Georgia  30228

Common      Aubrye A. Harris                         400,000              1.36%
            Secretary/Director
            1042 North Mountain, #B348
            Upland, California  91786

Common      Frank DeSantis                           900,000              3.06%
            Director
            2869 India Street
            San Diego, California  92103

Common      Song Liping                              400,000              1.36%
            Director
            Room 504, Building #305,
            Datong RD
            Gaquaiao, Shanghai
            People's Republic of China

-----------------------------------------------------------------------------------
                        SECURITY OWNERSHIP OF MANAGEMENT
------------------------------------------------------------------------------------
 TITLE OF          NAME AND ADDRESS           AMOUNT AND NATURE OF      PERCENTAGE
   CLASS          OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     OF CLASS(1)
----------  ------------------------------  ------------------------  --------------
Common      TOTAL OF ALL OFFICERS AND
            DIRECTORS AS A GROUP (FIVE
            PERSONS)                               4,292,499             14.59%

---------------

*     Less than 1%.

(1) Applicable percentage of ownership is based on 29,427,590 shares of common stock outstanding as of June 1, 2004 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 1, 2004 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 2003 and 2002, we received $309,400 and $53,000 respectively in working capital in the form of loans from shareholders. These loans and accrued interests were forgiven and contributed to capital during 2003. This was accounted for as a contribution to capital.

      On March 25, 2004, certificates for a total of 77,778 shares of restricted common stock were issued to five existing shareholders to repay a $7,000 loan received by the Company prior to the completion of the above-referenced agreements with Cornell Capital Partners.

      During the quarter ended March 31, 2004, InstaPay accrued $35,000 based on a board-approved payment of $5,000 per director per quarter served. Additionally, each director is entitled to a $250 fee plus reasonable travel expenses for each board meeting attended. The directors' quarterly fees are to be paid by the issuance of restricted shares of InstaPay's common stock at the respective quarter's average trading price per share. The $250 fee per board meeting and travel expenses are to be paid in cash. Additionally, each Director will be issued at the end of each year of service non-statutory stock options exercisable at the fair value of the common stock. The currently contemplated number of such options to be issued annually is derived by dividing $25,000 by the fair value of the underlying common stock at the time of grant.

      Our officers have provided certain services and incurred some costs on behalf of the Company for the last few years ended December 31, 2003.

      InstaPay did not give anything of value to, or receive anything of value from, any promoter during fiscal years 2003 or 2002.

                 MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                    COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

      InstaPay's common stock has been traded in the over-the-counter market since November 2002, and has been subject to sporadic trading volume and pricing since then. Prior to November 2002, the stock had not actively traded for several years. When trading initiated in November 2002, the Company's name change to InstaPay had not yet been completed. Therefore trading initiated under the Filmagic Name under the symbol "FMAN." As a result of the name change to InstaPay, the Company's trading symbol became "IPYS" in December of 2002.

      In  June  2003,   the  Company's   Directors   agreed  to  return  without
compensation some shares previously received as compensation for their work as Directors. Shares to be returned were as follows:

      R. B. Harris                                  1,244,000 shares
      Aubrye Harris                                   400,000 shares
      Frank DeSantis                                  900,000 shares
      Liping Song                                     400,000 shares
      Harvey Lalach                                   400,000 shares

      As of the filing of this report, all but 800,000 of the above had been returned and cancelled. 400,000 are in the process of being returned, and 400,000 are the subject of actions discussed above (The 400,000 in the process of being returned have been excluded in the total shares outstanding at December 31, 2003). To record this event, returned shares have been contributed to capital and then cancelled.

      During 2003, we accrued $133,000 owed to Directors as compensation for their services in 2003. This compensation is to be issued in 144 restricted shares of common stock and the number of shares issued is based on the trading value at the time of the board meeting when issued. These shares were not yet issued as of the date of this filing.

      The following table sets forth the highest and lowest bid prices for the common stock for each calendar quarter and subsequent interim period since October 4, 2002, as reported by the National Quotation Bureau. It represents interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

       YEAR 2002                                   HIGH BID     LOW BID
       ----------------------------------------  ------------ -----------
       Quarter Ended October 4 to
         December 23, 2002                           $3.15       $0.01
       Quarter Ended December 24 to
         December 31, 2002 (after a 2 for
         1 stock split)                              $1.65       $1.55

       YEAR 2003                                   HIGH BID     LOW BID
       ----------------------------------------  ------------ -----------
       Quarter Ended March 31, 2003                  $1.55       $0.40
       Quarter Ended June 30, 2003                   $1.43       $0.28
       Quarter Ended September 30, 2003              $1.54       $0.85
       Quarter Ended December 31, 2003               $1.04       $0.23

       YEAR 2004                                   HIGH BID     LOW BID
       ----------------------------------------  ------------ -----------
       Quarter Ended March 31, 2004                  $0.45       $0.12

      As of April 16, 2004, our common stock was held by approximately 250 stockholders.


DIVIDENDS

      We have not declared or paid cash dividends on its common stock since our inception and do not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at discretion of the Board of Directors and will depend upon, among other factors, on our operations, our capital requirements, and our overall financial condition.

                            DESCRIPTION OF SECURITIES


GENERAL

      Our authorized capital consists of 200,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock. No preferred stock has ever been issued. Set forth below is a description of certain provisions relating to InstaPay's capital stock. For additional information, please refer to InstaPay's Articles of Incorporation and By-Laws.

COMMON STOCK

      Each  outstanding  share  of  common  stock  has one  vote on all  matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is InstaPay's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK

      We are authorized to issue 40,000,000 shares of $0.001 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

WARRANTS

      We have not issued any warrants since inception.


OPTIONS

      As of December 31, 2003, we have options outstanding for 7,983,338 shares of common stock, which are exercisable at an average price of $0.20 per share. No stock options were granted or exercised during the quarter ended March 31, 2004. The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant.

SECURED CONVERTIBLE DEBENTURES

      On March 17 the Company issued a secured convertible debenture in the principle amount of $350,000. The secured convertible debenture will accrue interest at a rate of 5% per year and will mature three years from the issuance date. The secured convertible debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five consecutive trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the secured convertible debenture upon 3 business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. There has been no conversion of shares under the secured convertible debenture as of the date of this filing.

LIMITATION OF LIABILITY:  INDEMNIFICATION

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of InstaPay from and against certain claims arising from or related to future acts or omissions as a director or officer of InstaPay. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of InstaPay pursuant to the foregoing, or otherwise, InstaPay has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION


      AUTHORIZED AND UNISSUED STOCK

      The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of InstaPay that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with InstaPay's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                          CHANGES IN AND DISAGREEMENTS
               WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS

      Hurley & Company was the Company's independent auditor for five years prior to June 26, 2003. In June, Hurley & Company notified us that they had elected not to stand for re-election as the Company's independent auditing firm. There were no disputes between Hurley & Company and the Company. A letter to this effect was filed on our Form 8-K filed on June 30, 2003.

      On June 26, 2003, we engaged Cacciamatta Accountancy Corporation to serve as our independent auditors. Cacciamatta Accountancy Corporation served as our independent auditors until March 2004.

      In March of 2004, while exploring options to raise additional working capital, we determined that potential funding sources would prefer that we engage a much larger independent auditing firm. Therefore, on March 12, 2004, we engaged Stonefield Josephson, Inc., a large certified public accounting practice with offices in 5 cities, as our independent accountants. Stonefield Josephson succeeded Cacciamatta Accountancy Corporation. There were no disputes between the Company and Cacciamatta Accountancy Corporation. A letter to this effect was filed on our Form 8-K filed on March 15, 2004.

      During our two most recent fiscal years and any subsequent interim period prior to the engagement of Stonefield Josephson, neither the Company nor anyone on the its behalf consulted with Stonefield Josephson regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

                                     EXPERTS

      The consolidated financial statements for the years ended December 31, 2002 and December 31, 2003 included in this prospectus, and incorporated by reference in the registration statement, have been audited by Stonefield Josephson, Inc. and Hurley & Company, independent auditors, as stated in their reports appearing with the financial statements herein and incorporated by reference in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


TRANSFER AGENT

      The transfer agent for InstaPay common stock is American Registrar & Transfer Inc. Its address is 342 East 900 South Street, Salt Lake City, Utah 84111, and its telephone number is (801) 363-9065.


                                  LEGAL MATTERS

      Leonard Nielson, attorney at law, will pass upon the validity of the shares of common stock offered hereby for its services.


                           HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to InstaPay Systems, Inc. and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as InstaPay which filed electronically with the Commission at the following Internet address: (http:www.sec.gov).

                     INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                       CONSOLIDATED FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                               PAGE(S)
                                                                                            ------------
FINANCIAL STATEMENTS AS OF MARCH 31, 2004 (UNAUDITED)
Consolidated Balance Sheet for the Quarter Ended March 31, 2004                                     F-1
Consolidated Statement of Operations for the Three Months Ended                                     F-2
  March 31, 2004 and 2003 and the Cumulative Period from December 7, 1983
  Through March 31, 2004
Consolidated Changes in Stockholders' Equity for the Three Months Ended                       F-3 - F-8
  March 31, 2004 and the Cumulative Period From December 7, 1983
  Through March 31, 2004
Consolidated Statements of Cash Flows for the Three Months Ended                             F-9 - F-10
  March 31, 2004 and 2003 and the Cumulative Period from December 7, 1983
  Through March 31, 2004
Notes to Financial Statements                                                               F-11 - F-16

FINANCIAL STATEMENTS FOR DECEMBER 31, 2003 AND DECEMBER 31, 2002 (AUDITED)

Independent Auditors' Report                                                                       F-17
Independent Auditors' Report                                                                       F-18
Balance Sheet as of December 31, 2003                                                              F-19
Statements of Operations for the Years Ended December 31, 2003 and 2002                            F-20
Statements of Changes in Stockholder's Equity (Deficit) for the Years Ended                 F-21 - F-26
  December 31, 2003 and 2002
Statements of Cash Flows for the Years Ended December 31, 2003 and 2002                            F-27
Notes to Financial Statements                                                               F-28 - F-39

                                INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                                    (A DEVELOPMENT STAGE COMPANY)
                                     CONSOLIDATED BALANCE SHEET
                                           MARCH 31, 2004
                                             (UNAUDITED)

                                                 ASSETS
Current Assets:
  Cash                                                                                     $    17,658
  Inventory                                                                                      3,000
  Deposits                                                                                      35,000
                                                                                           -----------
   Total Current Assets                                                                         55,658
                                                                                           -----------
Equipment, net of $6,290 of depreciation                                                        34,110

Other Assets:
  Software costs                                                                               542,000
  Deferred Costs, net of $312 accumulated amortization                                          70,688
                                                                                           -----------
   Total Other Assets                                                                          612,688
                                                                                           -----------
   TOTAL ASSETS                                                                            $   702,456
                                                                                           ===========
                                   LIABILITIES & SHAREHOLDERS' DEFICIT
Current Liabilities:
  Accounts Payable and Accrued Expenses                                                    $   440,751
  Due to officer                                                                               251,895
  Shareholders' Advances                                                                        11,925
  Accrued Directors Fees                                                                       168,000
  Current Portion, Capital Lease Obligation                                                      5,317
                                                                                           -----------
   Total Current Liabilities                                                                   877,888
                                                                                           -----------
Long Term Liabilities:
  Capital Lease Obligation                                                                      17,393
  5% Convertible Debenture, net of discount                                                    112,500
                                                                                           -----------
   Total Long Term Liabilities                                                                 129,893
                                                                                           -----------
Shareholders' Deficit:
  Common Stock, $.001 par value, 200,000,000 shares authorized, 29,427,590 issued &
   outstanding                                                                                  29,428
  Additional Paid-in Capital                                                                 2,618,838
  Stock commitment fee                                                                        (190,000)
  Accumulated deficit                                                                       (2,763,591)
                                                                                           -----------
   Total Shareholders' Deficit                                                                (305,325)
                                                                                           -----------
   TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                                               $   702,456
                                                                                           ===========

 The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 AND THE
           CUMULATIVE PERIOD FROM DECEMBER 7, 1983 (INCEPTION) THROUGH
                                 MARCH 31, 2004
                                   (UNAUDITED)

                                                                                      12/7/1983
                                                                                      (inception)
                                                                                       through
                                                           2004           2003*       3/31/2004
                                                       -----------    -----------    -----------
Revenues                                               $       506    $         0    $   277,151

Expenses                                                   122,493        344,404      3,042,260

Other income                                                    --             --          1,518
                                                       -----------    -----------    -----------
Net Loss                                               $  (121,987)   $  (344,404)   $(2,763,591)
                                                       ===========    ===========    ===========
Net loss per share, basic & diluted                    $      (.00)   $      (.01)
                                                       ===========    ===========
Weighted average number of shares outstanding           27,970,276     30,351,589

* Restated, see Note V

 The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
       FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND THE CUMULATIVE PERIOD
            FROM DECEMBER 7, 1983 (INCEPTION) THROUGH MARCH 31, 2004
                                   (UNAUDITED)

                                                                                                  Deficit
                                                                                                Accumulated
                                                                                  Additional    During the
                                                           Common Stock            Paid-in      Development
                                                      * Shares       Amount        Capital         Stage          Total
                                                     -----------   -----------   -----------    -----------    -----------
Issuance of stock  - Dec. 7, 1983                        126,012   $       126   $       (76)   $        --    $        50
                                                     -----------   -----------   -----------    -----------    -----------
Balance Dec. 31, 1983                                    126,012           126           (76)            --             50
Net loss                                                      --            --            --            (16)           (16)
                                                     -----------   -----------   -----------    -----------    -----------
Balance Dec. 31, 1984                                    126,012           126           (76)           (16)            34
Issuance of Stock                                        600,000           600         7,296             --          7,896
Acquisition of MEDX                                   13,200,000        13,200       501,693             --        514,893
Issuance of stock to effect MEDX acquisition             720,000           720          (600)            --            120
Net loss                                                      --            --            --        (58,661)       (58,661)
                                                     -----------   -----------   -----------    -----------    -----------
Balance Dec. 31, 1985                                 14,646,012   $    14,646   $   508,313    $   (58,677)   $   464,282

* All share amounts restated for a December 31, 2002 2 for 1 stock split.


 The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)


                                                                                                         Deficit
                                                                                                       Accumulated
                                                                                          Additional   During the
                                                                   Common Stock            Paid-in     Development
                                                              * Shares       Amount        Capital        Stage          Total
                                                             -----------   -----------   -----------   -----------    -----------
Shareholder contribution                                              --   $        --   $     2,800   $        --    $     2,800

Net loss                                                              --            --            --       (63,917)       (63,917)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1986                                         14,646,012        14,646       511,113      (122,594)       403,165

Shareholder contribution                                              --            --         6,700            --          6,700

Net loss                                                              --            --            --       (55,278)       (55,278)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1987                                         14,646,012        14,646       517,813      (177,872)       354,587

Acquisition of Filmagic, Inc.                                         --            --       800,000            --        800,000

Net loss                                                              --            --            --      (202,612)      (202,612)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1988                                         14,646,012        14,646     1,317,813      (380,484)       951,975

Cancellation of note relative to purchase of film library             --            --       100,000            --        100,000

Net loss                                                              --            --            --      (340,532)      (340,532)
                                                             -----------   -----------   -----------   -----------    -----------

Balance Dec. 31, 1989                                         14,646,012   $    14,646   $ 1,417,813   $  (721,016)   $   711,443


       The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)


                                                                                                   Deficit
                                                                                                 Accumulated
                                                                                    Additional   During the
                                                             Common Stock            Paid-in     Development
                                                        * Shares       Amount        Capital        Stage          Total
                                                       -----------   -----------   -----------   -----------    -----------
Net loss                                                        --   $        --   $        --   $  (180,007)   $  (180,007)
                                                       -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1990                                   14,646,012        14,646     1,417,813      (901,023)       531,436
Net income                                                      --            --            --        28,964         28,964
                                                       -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1991                                   14,646,012        14,646     1,417,813      (872,059)       560,400
Net loss                                                        --            --            --       (70,200)       (70,200)
                                                       -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1992                                   14,646,012        14,646     1,417,813      (942,259)       490,200
Net loss                                                        --            --            --       (70,200)       (70,200)
                                                       -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1993                                   14,646,012        14,646     1,417,813    (1,012,459)       420,000
Net loss                                                        --            --            --       (70,000)       (70,000)
                                                       -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1994                                   14,646,012        14,646     1,417,813    (1,082,459)       350,000
Net loss                                                        --            --            --       (70,000)       (70,000)
                                                       -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1995                                   14,646,012   $    14,646   $ 1,417,813   $(1,152,459)   $   280,000



       The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY(DEFICIT)
                                   (Continued)

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                                          Additional   During the
                                                                    Common Stock            Paid-in    Development
                                                               * Shares       Amount        Capital       Stage          Total
                                                             -----------   -----------   -----------   -----------    -----------
Net loss                                                              --   $        --   $        --   $   (70,000)   $   (70,000)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1996                                         14,646,012        14,646     1,417,813    (1,222,459)       210,000
Net loss                                                              --            --            --       (70,000)       (70,000)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1997                                         14,646,012        14,646     1,417,813    (1,292,459)       140,000
Net loss                                                              --            --            --      (130,000)      (130,000)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1998                                         14,646,012        14,646     1,417,813    (1,422,459)        10,000

Stock issued for services                                      1,880,000         1,880        35,720            --         37,600
Net loss                                                              --            --            --       (37,600)       (37,600)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 1999                                         16,526,012        16,526     1,453,533    (1,460,059)        10,000

Contingent issuance of 1,000,000 shares for  services                 --            --        70,000            --         70,000

Net loss                                                              --            --            --       (79,000)       (79,000)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec. 31, 2000                                         16,526,012   $    16,526   $ 1,523,533   $(1,539,059)   $     1,000


 The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                                          Additional   During the
                                                                    Common Stock            Paid-in    Development
                                                               * Shares       Amount        Capital       Stage          Total
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec 31, 2000                                          16,526,012   $    16,526   $ 1,523,533   $(1,539,059)   $     1,000

Issuance of shares for services                                3,325,000         3,325        63,175            --         66,500

Net loss                                                              --            --            --       (75,430)       (75,430)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec 31, 2001                                          19,851,012        19,851     1,586,708    (1,614,489)        (7,930)

Issuance of shares for services                                5,500,000         5,500       104,500            --        110,000

Issuance of shares for debt                                    4,182,800         4,183         6,274            --         10,457

Options granted below market to directors                         50,000        50,000

Net loss                                                              --            --            --      (177,850)      (177,850)
                                                             -----------   -----------   -----------   -----------    -----------
Balance Dec 31, 2002                                          29,533,812        29,534     1,747,482    (1,792,339)       (15,323)


 The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)

                                                                                 Deficit
                                                                               Accumulated
                                       Common Stock             Additional        Stock        During the
                               ----------------------------      Paid-in        Commitment     Development
                                  Shares           Amount        Capital           Fee             Stage           Total
                               ------------    ------------    ------------    ------------    ------------    ------------
Issuance of shares To
  acquire Kryptosima              1,000,000           1,000          (1,000)             --

Stock for Services                  240,000             240         268,560              --              --         268,800

Contribution-
  shareholder                            --              --         367,950              --              --         367,950

Common stock returned
  by Directors,
  Contributed to                          (
  capital & cancelled             2,944,000)         (2,944)          2,944              --              --

Net loss for the Year
  ended Dec. 31, 2003                    --              --              --              --        (849,265)       (849,265)
                               ------------    ------------    ------------    ------------    ------------    ------------
Balance Dec. 31, 2003            27,829,812          27,830       2,385,936              --      (2,641,604)       (227,838)

Stock issued to
  Cornell Capital as
  commitment fee                  1,520,000           1,520         188,480        (190,000)             --              --

Issuance of shares for
  cash                               77,778              78           6,922              --              --           7,000

value of beneficial
  conversion right
  associated with
  debenture                              --             --           37,500              --              --         37,500

Net loss for the
  quarter                                --              --              --              --        (121,987)       (121,987)
                               ------------    ------------    ------------    ------------    ------------    ------------
Balance, Mar 31, 2004            29,427,590    $     29,428    $  2,618,838    $   (190,000)   $ (2,763,591)   $   (305,325)
                               ============    ============    ============    ============    ============    ============


 The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
 CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2004
      AND 2003 AND THE CUMULATIVE PERIOD FROM DECEMBER 7, 1983 (INCEPTION)
                             THROUGH MARCH 31, 2004
                                   (UNAUDITED)

                                                                                                 12/07/1983
                                                                                                 (Inception)
                                                                                                   Through
                                                                       2004           2003*       03/31/2004
                                                                   -----------    -----------    -----------
Cash Flows from Operating Activities:
  Net Loss                                                         $  (121,987)   $  (344,404)   $(2,763,591)
   Non-Cash Items:
     Depreciation and amortization                                       2,332              0        520,358
     Stock issued for services and payment of expenses                       0        166,134      1,173,875
     Options granted to directors                                            0              0         50,000
     Debt forgiveness                                                        0              0       (250,156)
     Write-down of assets                                                    0              0        589,895
   Changes in assets and liabilities:
     Increase in current assets                                        (38,000)                      (38,000)
     (Increase) decrease in other assets                               (70,000)        50,000        (70,000)
     Increase in accounts payable and accrued liabilities               82,618         68,149        317,121
                                                                   -----------    -----------    -----------
      Net cash used by operating activities                           (145,037)       (60,121)      (470,498)

Cash Flows from Investing Activities
  Cash acquired in acquisition                                               0          4,000          4,000
  Investment in technology                                                   0              0        (50,000)
  Equipment purchase                                                         0              0        (25,400)
                                                                   -----------    -----------    -----------
   Net cash provided by (used by) Investing activities                       0          4,000        (71,400)
                                                                   -----------    -----------    -----------
Cash Flows from Financing Activities
  Proceeds from borrowings                                             150,000         61,500        512,400
  Shareholder contributions                                                  0              0          9,500
  Issuance of stock                                                      7,000              0         14,946
  Capital lease obligation                                                   0              0         25,400
  Capital lease repayments                                              (1,209)             0         (2,690)
                                                                   -----------    -----------    -----------
   Net cash provided by financing activities                           155,791         61,500        559,556
                                                                   -----------    -----------    -----------
Increase in Cash and Cash Equivalents                                   10,754          5,379         17,658
Balance, Beginning of Period                                             6,904            646              0
                                                                   -----------    -----------    -----------
Balance, End of Period                                             $    17,658    $     6,025    $    17,658
                                                                   ===========    ===========    ===========

       The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS
    ENDED MARCH 31, 2004 AND 2003 AND THE CUMULATIVE PERIOD FROM DECEMBER 7,
                     1983 (INCEPTION) THROUGH MARCH 31, 2004
                                   (UNAUDITED)
                                   (CONTINUED)

Supplemental Disclosures:
  Interest paid                                                                            $     1,200   $         0   $     1,820
  Taxes paid                                                                                        --            --            --

Non-cash investing and financing activities:
  Issuance of stock for loan commitment fees                                               $   190,000   $        --   $   190,000
  Acquisition of Kryptosima for stock and assumption of liabilities, assets (net)          $        --   $   542,000   $   542,000
  Assets acquired for stock                                                                $        --   $        --   $ 1,315,013
                                                                                           ===========   ===========   ===========

*Restated, see Note V


 The accompanying notes are an integral part of these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                   (UNAUDITED)

NOTE I - MANAGEMENT'S STATEMENT

In the opinion of management, the accompanying unaudited consolidated financial statements for the three months ended March 31, 2004 and 2003 include all adjustments (consisting of normal recurring accruals) which management considers necessary to present fairly the financial position of Instapay Systems, Inc. and Subsidiary (the "Company" or "Instapay") as of March 31, 2004, the results of its operations for the three months ended March 31, 2004 and 2003, and its cash flows for the three months ended March 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States. These financial statements have been prepared consistently with the accounting policies described in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission and should be read in conjunction with this Quarterly Report on Form 10-QSB. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the consolidated results of operations to be expected for the full fiscal year ending December 31, 2004. Certain information and footnote disclosures normally included in the financial statements presented in accordance with accounting principles generally accepted in the United States have been condensed or omitted.

NOTE II -  BASIS OF PRESENTATION

InstaPay's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

Instapay, since its inception, has sustained continued losses and its liabilities significantly exceed its assets. During 2003 the Company acquired Kryptosima LLC, an entity with significant assets that could generate revenue. However, as of March 31, 2004, the Company had limited revenues and cash. As such there could be substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the uncertainty of discontinuing operations.

During the reporting period, InstaPay reached an agreement with Cornell Capital Partners, LP that the Company believes will provide sufficient working capital for the Company to develop its business plans. However, there can be no assurances that InstaPay will be successful in any of its endeavors or will become financially viable.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                   (UNAUDITED)
                                   (CONTINUED)

NOTE III:  DEFERRED COSTS

Legal and commitment fees incurred in connection with the convertible debenture have been capitalized and are being amortized over the life of the debenture which is three years.

NOTE IV: STOCK OPTIONS

No stock options were granted or exercised during the quarter ending March 31, 2004, the period being reported.

The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant. The Company has elected to continue to account for its employee stock- based compensation plans using an intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equal or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company does present in a pro forma disclosure the compensation expense that would have been recognized if the fair value methodology prescribed by SFAS No. 123 had been used.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company' net loss and loss per share would be reduced to the pro forma amounts indicated below for the quarters ended March 31, 2004 and 2003:

                                                                                March 31,      March 31,
                                                                                  2004           2003
                                                                              -----------    -----------
Net loss attributable to common shareholders, as reported                     $  (121,987)   $  (344,404)
Stock compensation calculated under APB25                                              --             --
Stock compensation calculated under SFAS 123                                      (98,016)       (79,649)
                                                                              -----------    -----------
Pro forma net loss attributable to common shareholders                        $  (220,003)   $  (424,053)
                                                                              ===========    ===========
Net loss per share available to common shareholders - basic and diluted

As reported                                                                   $     (0.00)   $     (0.01)
Pro forma                                                                     $     (0.01)   $     (0.01)

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                   (UNAUDITED)
                                   (CONTINUED)

NOTE V - RESTATEMENT

Instapay has made certain adjustments to the accounting for the acquisition of Kryptosima and for the accrual of directors' fees which have been reflected in the December 31, 2003 Form 10-KSB and which resulted in restatement of the previously filed Form 10-QSB for the period ended March 31, 2003. The effects of the adjustments are as follows:

                                                       As Previously
                                                          Stated      As Restated
                                                       -----------    -----------
Cash                                                   $     3,465    $     6,025
Software costs                                                  --        542,000
Accounts payable and accrued liabilities                 1,202,341        643,118
Additional paid-in capital                               3,135,042      2,015,042
Deficit accumulated during the development stage        (4,360,526)    (2,136,743)
Expenses                                                   856,187        344,404
Impairment loss                                          1,712,000             --
Net loss                                                (2,568,187)      (344,404)
Net loss per share, basic and diluted                         (.08)          (.01)

NOTE VI - AGREEMENT WITH CORNELL CAPITAL /CONVERTIBLE DEBENTURE

On March 17, 2004, the Company executed agreements with Cornell Capital Partners, LP ( "Cornell" ), which the Company believes will provide sufficient working capital to pursue its business plan. Under the agreement, Cornell will provide bridge financing in the form of a convertible debenture ("CD"), and long-term financing under a standby equity distribution agreement ("SEDA"). Under the SEDA, InstaPay can put shares to Cornell up to a total of $5,000,000 over a 2-year period, subject to a weekly limit of $70,000. Each advance requires a 5% commitment fee be paid to Cornell. The timing and amount of these transactions is at InstaPay's discretion. For each transaction, the shares will be valued according to an average price for the 5 days following notice to Cornell. Under the terms of the CD, Cornell will provide a total of $350,000 in funding in three rounds ($150,000, $100,000, and $100,000). The CD has a due date of March 17, 2007 and accrues interest at the rate of 5% per year. No principal and interest payments are due until due date. Each round of funding requires a commitment fee of 10% of the amount advanced. The CD is convertible, at the holder's option, into shares of Instapay's common stock at the price per share equal to the lesser of (a) an amount equal to 120% of the closing bid price as of the date of the agreement, or (b) an amount equal to 80% of the lowest closing bid price for the five trading days immediately preceding the conversion date.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                   (UNAUDITED)
                                   (CONTINUED)

NOTE VI - AGREEMENT WITH CORNELL CAPITAL (CONTINUED)

Instapay has the right to redeem a portion or all of the outstanding convertible debenture. The redemption price shall be 120% of the amount redeemed plus accrued interest. In the event a redemption happens, the holder of the debenture shall receive a warrant to purchase 50,000 shares of Instapay common stock for each $100,000 redeemed, prorata. The warrants shall be exercisable on the cash basis and have an exercise price of 120% of the closing bid price on the closing date. This warrants shall have piggy-back registration rights and shall survive for 2 years from the closing date.

The Company received the first round of $150,000 on March 18, 2004. On March 24, 2004, a certificate for 1,520,000 shares of restricted common stock was issued to Cornell in payment of a commitment fee required by the above-referenced agreements. These shares were issued based on the closing price of the stock on March 17, 2004 or $.125 per share for a total fee of $190,000. This fee is included as a reduction of equity as of March 31, 2004.

In accordance with EITF 98-5, the proceeds were allocated between the note and the preferential conversion feature, which amounted to $37,500. The discount of $37,500 will be amortized over the life of the debenture. For the quarter ended March 31, 2004, no amortization has occurred, due to the minimal passage of time. None of the note balance under this agreement has been converted into common stock as of March 31, 2004.

NOTE VII - RELATED PARTY TRANSACTIONS

During the quarter ended March 31, 2004, InstaPay accrued $35,000 based on a board-approved payment of $5,000 per director per quarter served. Additionally, each director is entitled to a $250 fee plus reasonable travel expenses for each board meeting attended. The directors' quarterly fees are to be paid by the issuance of restricted shares of InstaPay's common stock at the respective quarter's average trading price per share. The $250 fee per board meeting and travel expenses are to be paid in cash. Additionally, each Director will be issued at the end of each year of service non-statutory stock options exercisable at the fair value of the common stock. The currently contemplated number of such options to be issued annually is derived by dividing $25,000 by the fair value of the underlying common stock at the time of grant.

On March 25, 2004, certificates for a total of 77,778 shares of restricted common stock were issued to five existing shareholders to repay a $7,000 loan received by the Company prior to the completion of the above-referenced agreements with Cornell capital.

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                   (UNAUDITED)
                                   (CONTINUED)


NOTE VIII - COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

Instapay is currently involved in legal proceedings regarding 400,000 shares held by a former Director. Instapay maintains that the former Director had agreed to return these shares as part of a share return without compensation that Instapay believes all Directors agreed to. The former Director has declined to return the shares as agreed. The Company will continue to include these shares as issued and outstanding until a resolution has been reached.

PURCHASE AGREEMENT

During 2003, InstaPay's Kryptosima subsidiary signed an agreement with a vendor ("Inventech") to have "PIN pads" designed and built to the Company's specifications. PIN pads are small electronic devices for reading magnetic stripe cards and encrypting data that can be used in the Company's business to enable ATM card transactions in homes and in retail locations. Per this agreement, the Company is obligated to purchase 50 evaluation samples and two thousand production units from Inventech, at a total purchase cost of $102,500. During the quarter ending March 31, 2004, fifteen evaluation samples were received and successfully tested, and a total of $39,750 was paid to Inventech for the evaluation units already delivered, and as a deposit against additional evaluation units delivered in April and production units to be delivered in June 2004.

OBLIGATIONS UNDER CAPITALIZED LEASES

During 2003, InstaPay acquired certain equipment under a capital lease, which is secured by the related asset. As of March 31, 2004, the capital lease obligation has been recorded as equipment with a cost totaling $ 25,400 and accumulated depreciation of $ 2,540.

Future minimum rental payments under the capital lease and the net present value of future lease payments at March 31, 2004 are as follows:

                       Year ending Dec 31,                       Amount
                    --------------------------------------    ---------
                    2004                                      $   6,303
                    2005                                          8,403
                    2006                                          8,403
                    2007                                          6,303
                                                              ---------
                    Total minimum lease payments                 29,411

                    Less: Amount representing
                    Interest                                    (6,701)
                                                              ---------
                    Present value of future
                    minimum
                    Lease payments                               22,710

                    Less:  Current portion                      (5,317)
                                                              ---------
                                                              $  17,393
                                                              =========

                      INSTAPAY SYSTEMS, INC AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2004
                                   (UNAUDITED)
                                   (CONTINUED)


NOTE IX - SUBSEQUENT EVENTS

On April 1, 2004, Instapay entered into a Services Agreement with a company to provide certain investor relations and public relations services. This agreement has a three month term and requires a payment of $3,500 per month.

On April 7, 2004, Instapay entered into a consulting agreement to provide a variety of consulting services. This agreement requires a one-time payment of $10,000 and provides for up to 75 hours of consulting services.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
InstaPay Systems, Inc. and Subsidiary
Hampton, Georgia

We have audited the accompanying consolidated balance sheet of InstaPay Systems, Inc. and Subsidiary (collectively, the "Company") (A Development Stage Company) as of December 31, 2003, and the related consolidated statement of operations, stockholders' equity, and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of InstaPay Systems, Inc. and Subsidiary as of December 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the accompanying consolidated financial statements, the Company has no established source of revenue and has a working capital deficit of $788,169, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 15, 2004

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
InstaPay Systems, Inc.

We have audited the accompanying consolidated balance sheet of Filmagic Entertainment Corporation (A Development Stage Company) as of December 31, 2002 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. The consolidated financial statements are the responsibility of the management of Filmagic Entertainment Corporation. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Filmagic Entertainment Corporation as of December 31, 2002, and the consolidated results of their operations and their cash flows for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company, as a development stage enterprise, has no significant assets and has not generated any revenue for several years which raises substantial doubt about its ability to continue as a going concern unless additional capital is obtained. Management's plan to raise capital is also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hurley & Company

Granada Hills, CA
April 4, 2003

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS

Current assets:
  Cash                                                              $     6,904
                                                                    -----------

  Equipment, net of accumulated depreciation of $4,270                   36,130
  Software cost and other asset                                         543,000
                                                                    -----------

   Total assets                                                     $   586,034
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable and accrued expense                              $   418,413
  Due to officer                                                        232,015
  Accrued directors' fees                                               133,000
  Shareholder advances                                                    6,525
  Current portion, capital lease obligation                               5,120
                                                                    -----------

   Total current liabilities                                            795,073
                                                                    -----------

Capital lease obligation, less current portion                           18,799

Stockholders' deficit :
  Common Stock, $.001 par value, 200,000,000 shares authorized,
   27,829,812 shares issued and outstanding                              27,830
  Additional paid-in-capital                                          2,385,936
  Deficit accumulated during the development stage                   (2,641,604)
                                                                    -----------

   Total stockholders' deficit                                         (227,838)
                                                                    -----------

   Total liabilities and stockholders' deficit                      $   586,034
                                                                    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                            Dec. 07,
                                                                                              1983
                                                                                           (Inception)
                                                                                             Through
                                                                                            Dec. 31,
                                                        2003               2002               2003
                                                  ---------------    ---------------    ---------------
Revenues                                          $        15,622    $            --    $       276,645
                                                  ---------------    ---------------    ---------------

Operating expenses                                       (866,405)          (177,850)        (2,919,767)

Other income                                                1,518                 --              1,518
                                                  ---------------    ---------------    ---------------

Net loss                                          $      (849,265)   $      (177,850)   $    (2,641,604)
                                                  ===============    ===============    ===============

Net loss per share - Basic and diluted            $          (.03)   $          (.01)
                                                  ===============    ===============

Weighted average number of shares outstanding          27,722,853         22,821,443
                                                  ===============    ===============


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                       INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY)
        CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)

                                                                                                       Deficit
                                                                                                     Accumulated
                                                        Common Stock               Additional        During the
                                             --------------------------------        Paid-in         Development
                                                * Shares            Amount           Capital            Stage             Total
                                             --------------    --------------    --------------    --------------    --------------
Issuance of stock - Dec. 7, 1983                    126,012    $          126    $          (76)   $           --    $           50
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1983                               126,012               126               (76)               --                50
Net loss                                                 --                --                --               (16)              (16)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1984                               126,012               126               (76)              (16)               34
Issuance of Stock                                   600,000               600             7,296                --             7,896
Acquisition of MEDX                              13,200,000            13,200           501,693                --           514,893
Issuance of stock to
effect MEDX
acquisition                                         720,000               720              (600)               --               120
Net loss                                                 --                --                --           (58,661)          (58,661)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1985                            14,646,012    $       14,646    $      508,313    $      (58,677)   $      464,282

* All share amounts restated for a December 31, 2002 2 for 1 stock split.

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                       INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY)
        CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)

                                                                                                       Deficit
                                                                                                     Accumulated
                                                         Common Stock               Additional        During the
                                             --------------------------------        Paid-in         Development
                                                  * Shares          Amount           Capital            Stage             Total
                                             --------------    --------------    --------------    --------------    --------------
Shareholder contribution                                 --    $           --    $        2,800    $           --    $        2,800
Net loss                                                 --                --                --           (63,917)          (63,917)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1986                            14,646,012            14,646           511,113          (122,594)          403,165

Shareholder contribution                                 --                --             6,700                --             6,700
Net loss                                                 --                --                --           (55,278)          (55,278)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1987                            14,646,012            14,646           517,813          (177,872)          354,587

Acquisition of Filmagic, Inc.                            --                --           800,000                --           800,000
Net loss                                                 --                --                --          (202,612)         (202,612)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1988                            14,646,012            14,646         1,317,813          (380,484)          951,975

Cancellation of note relative to purchase
  of film library                                        --                --           100,000                --           100,000
Net loss                                                 --                --                --          (340,532)         (340,532)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1989                            14,646,012    $       14,646    $    1,417,813    $     (721,016)   $      711,443


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)

                                                                                                       Deficit
                                                                                                     Accumulated
                                                       Common Stock                 Additional        During the
                                             --------------------------------        Paid-in         Development
                                                  Shares           Amount            Capital            Stage             Total
                                             --------------    --------------    --------------    --------------    --------------
Net loss                                                 --    $           --    $           --    $     (180,007)   $     (180,007)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1990                            14,646,012            14,646         1,417,813          (901,023)          531,436

Net income                                               --                --                --            28,964            28,964
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1991                            14,646,012            14,646         1,417,813          (872,059)          560,400

Net loss                                                 --                --                --           (70,200)          (70,200)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1992                            14,646,012            14,646         1,417,813          (942,259)          490,200

Net loss                                                 --                --                --           (70,200)          (70,200)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1993                            14,646,012            14,646         1,417,813        (1,012,459)          420,000

Net loss                                                 --                --                --           (70,000)          (70,000)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1994                            14,646,012            14,646         1,417,813        (1,082,459)          350,000

Net loss                                                 --                --                --           (70,000)          (70,000)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1995                            14,646,012    $       14,646    $    1,417,813    $   (1,152,459)   $      280,000


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                    (DEFICIT)
                                   (Continued)

                                                                                                       Deficit
                                                                                                     Accumulated
                                                       Common Stock                 Additional        During the
                                             --------------------------------        Paid-in         Development
                                                  Shares           Amount            Capital            Stage             Total
                                             --------------    --------------    --------------    --------------    --------------
Net loss                                                 --    $           --    $           --    $      (70,000)   $      (70,000)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1996                            14,646,012            14,646         1,417,813        (1,222,459)          210,000

Net loss                                                 --                --                --           (70,000)          (70,000)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1997                            14,646,012            14,646         1,417,813        (1,292,459)          140,000

Net loss                                                 --                --                --          (130,000)         (130,000)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1998                            14,646,012            14,646         1,417,813        (1,422,459)           10,000

Stock issued for services                         1,880,000             1,880            35,720                --            37,600

Net loss                                                 --                --                --           (37,600)          (37,600)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 1999                            16,526,012            16,526         1,453,533        (1,460,059)           10,000

Contingent issuance of 1,000,000 shares
  for services                                           --                --            70,000                --            70,000

Net loss                                                 --                --                --           (79,000)          (79,000)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 2000                            16,526,012    $       16,526    $    1,523,533    $   (1,539,059)   $        1,000


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)

                                                                                                       Deficit
                                                                                                     Accumulated
                                                       Common Stock                 Additional        During the
                                             --------------------------------        Paid-in         Development
                                                  Shares           Amount            Capital            Stage             Total
                                             --------------    --------------    --------------    --------------    --------------
Balance Dec 31, 2000                             16,526,012    $       16,526    $    1,523,533    $   (1,539,059)   $        1,000

Issuance of shares for services                   3,325,000             3,325            63,175                --            66,500

Net loss                                                 --                --                --           (75,430)          (75,430)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec 31, 2001                             19,851,012            19,851         1,586,708        (1,614,489)           (7,930)

Issuance of shares for services                   5,500,000             5,500           104,500                --           110,000

Issuance of shares for debt                       4,182,800             4,183             6,274                --            10,457

Options granted below market to directors                                                50,000                              50,000

Net loss                                                 --                --                --          (177,850)         (177,850)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec 31, 2002                             29,533,812            29,534         1,747,482        (1,792,339)          (15,323)

Issuance of shares To acquire
  Kryptosima                                      1,000,000             1,000            (1,000)                                 --


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                           (A DEVELOPMENT STAGE COMPANY)
        CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY/(DEFICIT)
                                   (Continued)

                                                                                   Deficit
                                                                                 Accumulated           During
                                                                                  Additional         Development
                                                 Shares            Amount       Paid in Capital         Stage           Total
                                             --------------    --------------   ---------------    --------------    --------------
Stock for Services                                  240,000               240           268,560                --           268,800

Contribution-
shareholder                                              --                --           367,950                --           367,950

Common stock returned
by Directors,
Contributed to
capital & cancelled                              (2,944,000)           (2,944)            2,944                --                --

Net loss for the Year
ended Dec. 31, 2003                                      --                --                --          (849,265)         (849,265)
                                             --------------    --------------    --------------    --------------    --------------

Balance Dec. 31, 2003                            27,829,812    $       27,830    $    2,385,936    $   (2,641,604)   $     (227,838)
                                             ==============    ==============    ==============    ==============    ==============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                            Dec. 7,
                                                                                             1983
                                                                                          (Inception)
                                                                                            Through
                                                                                            Dec. 31,
                                                        2003               2002              2003
                                                  ---------------    ---------------    ---------------
Cash flows from operating activities:
  Net loss                                        $      (849,265)   $      (177,850)   $    (2,641,604)
  Non-cash items:
  Stock issued for services and payment of
  expenses                                                268,800            120,457          1,173,875
  Granting of options to board                                 --             50,000             50,000
  Debt forgiveness                                             --                 --           (250,156)
  Write-down of assets                                     50,000            589,895
  Depreciation and amortization                             4,270                 --            518,026

Changes in assets and liabilities:
  Increase(decrease) in liabilities- increase
  in accounts payable and accrued expenses,
    including due to officer                              220,534              5,039            234,503
                                                  ---------------    ---------------    ---------------
    Net cash used by operating activities                (305,661)            (2,354)          (325,461)

Cash flows from investing activities:
  Cash acquired in acquisition                              4,000                 --              4,000
  Investment in technology                                      0            (50,000)           (50,000)
  Equipment purchase                                      (25,400)                --            (25,400)
                                                  ---------------    ---------------    ---------------
    Net cash used for investing activities                (21,400)           (50,000)           (71,400)

Cash flows from financing activities:
  Issuance of stock                                            --                 --              7,946
  Shareholder contributions                                    --                 --              9,500
  Proceeds from borrowings -related party                 309,400             53,000            362,400
  Capital lease obligation                                 25,400                 --             25,400
  Capital lease payments                                   (1,481)                --             (1,481)
                                                  ---------------    ---------------    ---------------
    Net cash provided by Financing activities             333,319             53,000            403,765

    Net increase in cash and cash equivalents               6,258                646              6,904

Cash and cash equivalents, beginning of year                  646                 --                 --
                                                  ---------------    ---------------    ---------------

Cash and cash equivalents, end of year            $         6,904    $           646    $         6,904
                                                  ===============    ===============    ===============

Supplemental Disclosures:
  Interest paid                                   $           620    $            --    $           620
  Income taxes paid                               $            --    $            --    $            --
  Non-cash investing and financing activities:
   Acquisition of Kryptosima for stock and
    assumption of liabilities, asset (net):       $       542,000    $             0    $       542,000
    Assets acquired for stock                     $             0    $             0    $     1,315,013


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

InstaPay Systems, Inc. and Subsidiary (the "Company") was incorporated in Utah in 1983 as Cotton Tree, Inc. In 1985, the Company acquired all the shares of MEDX, Inc. (an Arizona Corporation) through a tax-free exchange of stock with all the MEDX shareholders, and changed its name to Roedinger Medical Systems, Inc. The primary business of MEDX was the development and marketing of patented medical products under the names Vida and Prevent.

In 1988, the Company acquired all the shares of Filmagic Incorporated (a Delaware Corporation) through a tax-free exchange of stock, and changed its name to Filmagic Entertainment Corporation. All shares of Roedinger Medical Systems, Inc. required for the acquisition were donated back to the Company by then principal shareholder.

Filmagic Incorporated was organized in 1987. Its principal business was to acquire tape masters of half-hour television programming and the rights to license those tapes for television and home video in the United States and foreign markets where such programming is applicable. Its principal asset was a library of over 900 tape masters. No licensing transactions have been made since inception.

In December 2002, the Company changed its name to InstaPay and entered into an agreement to resell certain technology services. In January 2003, the Company entered into an agreement to acquire Kryptosima, the Company who owned the technology. The acquisition was finalized in August 2003. Kryptosima now operates as a wholly-owned subsidiary of InstaPay, and represents the Company's primary focus and only active operations.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage enterprise as defined by the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception of the Company have been considered as part of the Company's development stage activities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain of the Company's financial instruments, including cash, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of income and expenses during the reported period. Actual results may differ from these estimates.

CASH

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

REVENUE RECOGNITION

Revenue is recognized upon delivery of hardware equipment and/or as services are incurred.

COMPREHENSIVE LOSS

For the years ended December 31, 2003 and 2002, and for the period from December 7, 1983 (inception) to December 31, 2003, the Company has no items that represent other comprehensive loss and, therefore, has not included a Statement of Comprehensive Loss in the financial statements.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOSS PER SHARE

In accordance with SFAS No. 128, "Earnings Per Share," the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2003 and 2002, the Company had outstanding options to purchase shares of common stock of 7,983,338 and 7,200,000, respectively. Common equivalent shares are not included in the computation of loss per share for the years ended December 31, 2003 and December 31, 2002 because the effect would be anti-dilutive.

STOCK OPTIONS

The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant. The Company has elected to continue to account for its employee stock- based compensation plans using an intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Under APB 25, because the exercise price of the Company's employee stock options equal or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company does present in a pro forma disclosure the compensation expense that would have been recognized if the fair value methodology prescribed by SFAS No. 123 had been used.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company' net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2003 and 2002:

                                                                                  December 31,       December 31,
                                                                                       2003              2002
                                                                                  ------------      ------------
        Net loss attributable to common shareholders, as reported                 $   (849,265)     $   (177,850)
        Stock compensation calculated under APB25                                           --                --
        Stock compensation calculated under SFAS 123                                  (419,000)       (1,179,040)
                                                                                  ------------      ------------
        Pro forma net loss attributable to common shareholders                    $ (1,268,265)     $ (1,356,890)
                                                                                  ============      ============
        Net loss per share available to common shareholders - basic and diluted

        As reported                                                               $      (0.03)     $      (0.01)
        Pro forma                                                                 $      (0.05)     $      (0.07)

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's consolidated financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires that the guarantor recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken in issuing such guarantee. FIN 45 also requires additional disclosure requirements about the guarantor's obligations under certain guarantees that it has issued. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. The adoption of FIN 45 did not have a material impact on the financial position, results of operations or cash flows of the Company.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement amends Statement 133 for decisions made (1) as part of the Derivatives Implementation Group process that effectively required amendments to Statement 133, (2) in connection with other Board projects dealing with financial instruments, and (3) in connection with implementation issues raised in relation to the application of the definition of a derivative, in particular, the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors, the meaning of underlying, and the characteristics of a derivative that contains financing components. The adoption of this pronouncement did not have a material effect on the financial statements of the Company.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The remaining provisions of this Statement are consistent with the Board's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. While the Board still plans to revise that definition through an amendment to Concepts No. 6, the Board decided to defer issuing that amendment until it has concluded its deliberations on the next phase of this project. That next phase will deal with certain compound financial instruments including puttable shares, convertible bonds, and dual-indexed financial instruments. The adoption of this pronouncement did not have a material effect on the financial statements of the Company.

                     INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. During October 2003, the FASB issued Staff Position No. FIN 46 deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003, if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting such variable interest entity in accordance with FIN 46. On December 24, 2003, the FASB issued FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities, (FIN-46R), primarily to clarify the required accounting for interests in variable interest entities. FIN-46R replaces FIN-46, Consolidation of Variable Interest Entities, that was issued in January 2003. FIN-46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied FIN-46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply FIN-46 for a short period of time before applying FIN-46R. While FIN-46R modifies or clarifies various provisions of FIN-46, it also incorporates many FASB Staff Positions previously issued by the FASB. The Company does not anticipate that the adoption of this pronouncement will have a material impact on the Company's financial position or results of operations.


In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The adoption of this pronouncement has no material impact to the Company's financial statements.

                     INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

NOTE 2: BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company incurred net losses for the years ended December 31, 2003 and 2002 of $849,265 and $177,850, respectively, and at December 31, 2003, had a working capital deficit of $788,169. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

During 2003 the Company acquired an operating entity with significant assets that could generate revenue. However, as of December 31, 2003, the Company had neither revenues nor significant cash. As such there could be substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the uncertainty of discontinuing operations.

NOTE 3: ACQUISITION

In January of 2003, the Company was offered the opportunity to acquire Kryptosima. The board determined that owning Kryptosima was preferable to the agreement reached late in 2002 to be a sales agent for Kryptosima, and in January 2003 an agreement was executed for InstaPay to acquire Kryptosima in a stock-for-stock swap.

Pursuit of the Kryptosima business opportunity became the Company's sole focus as of the signing of the acquisition agreement in January 2003. All reports since then have presented consolidated financial information including Kryptosima. We believe that Kryptosima has valuable relationships and contracts within the payment industry. To preserve these assets, the Kryptosima entity was kept intact, and operates as a wholly owned subsidiary of InstaPay.

InstaPay acquired Kryptosima for 1,000,000 (1 Million) restricted shares of InstaPay common stock, and 500,000 (one half million) options for restricted shares of InstaPay common stock, exercisable at $1.50, to be granted upon Kryptosima going "into production" with an ATM network, and expiring 18 months after that date. At the time of the acquisition, the Company's shares had recently traded at $1.55 per share. However, since the shares had traded for less than 90 days, and trading volume was light, it seemed inappropriate to use this share price in determining the acquisition cost.

Since the Company had no operations and enterprise value, the value of the 1,000,000 shares of common stock and 500,000 options for restricted shares issued for the acquisition of Kryptosima are valued at zero. The acquisition cost is limited to the amount of the fair value of the liabilities assumed of $561,000.

                     INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

NOTE 3: ACQUISITION (CONTINUED)

The acquisition was recorded using the purchase method of accounting, and accordingly, the purchase price has been allocated as set out below:

                 Cash                                            $     4,000
                 Equipment                                            15,000
                 Software                                            542,000
                 Accounts payable and accrued
                  expenses                                          (561,000)
                                                                 -----------
                                                                 $         -
                                                                 ===========

Pro-forma information as though the companies had been combined for all periods presented has not been provided as the amounts are not materially different

NOTE 4: NOTE PAYABLE

During 2002, the Company entered into an agreement with a group of shareholders to obtain capital to complete the acquisition of the Kryptosima technology in exchange for a note bearing interest at 10% per annum. During the 2003 year, the amount of the loan and accrued interest increased to $367,950 as the Company required additional capital. The loan was collateralized by substantially all the assets of the Company including its rights to the Kryptosima technology. In December 2003, the note was forgiven by the shareholders in an effort to assist the Company in building shareholder value. The Company has recorded this forgiveness as a contribution to capital.

This loan and accrued interests amounting to $367,950 were forgiven during 2003 without consideration, as noted above and were contributed to capital.

NOTE 5: CAPITAL LEASE OBLIGATION

InstaPay acquired certain equipment under a capital lease, which is secured by the related asset.

As of December 31, 2003, the capital lease obligation has been recorded as equipment with a cost totaling $ 25,400 and accumulated depreciation of $ 1,270.

                     INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

NOTE 5:  CAPITAL LEASE OBLIGATION (CONTINUED)

Future minimum rental payments under the capital lease and the net present value of future lease payments at December 31, 2003 are as follows:

         Year ending December 31,                             Amount
         -------------------------------------------------  ----------

         2004                                               $    8,403
         2005                                                    8,403
         2006                                                    8,403
         2007                                                    6,303
                                                            ----------

         Total minimum lease payments                           31,512
         Less: Amount representing Interest                     (7,593)
                                                            ----------

         Present value of future minimum lease payments         23,919
         Less: Current portion                                  (5,120)
                                                            ----------

                                                            $   18,799
                                                            ==========

NOTE 6: RELATED PARTY TRANSACTIONS

During 2003 and 2002, the Company received $309,400 and $53,000 respectively in working capital in the form of loans from shareholders. These loans and accrued interests were forgiven during 2003. These loans were accounted for as a contribution to capital.

During 2002, two shareholders advanced funds to the Company or paid bills on behalf of the Company totaling $10,457. In early November, Management decided to repay the debt by issuing 4,182,800 shares of restricted common stock. To determine this number of shares, management used an estimated value per share of $.005, since as of the time of this issuance the Company had not begun trading so no market price had been established.

                     INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

NOTE 7: COMMITMENTS AND CONTINGENCIES

Michael Roedinger, a former principal shareholder, has asserted that the Company owes him approximately $75,000 for funds advanced to the Company prior to 1988. Management contends that this issue was resolved by an exchange of property, equipment and cash. Management and counsel believe neither claim will adversely affect the Company. Further, R.B. Harris has placed restrictions on the 318,276 shares owned by Michael Roedinger. Those shares are currently included in the shares issued and outstanding and the Company has no specific remedy noted for the shares to be traded.

Management and counsel believe neither of the above claims will adversely affect the Company.

As of the date of this filing, the Company is involved in legal proceedings regarding 400,000 shares held by a former Director. The Company maintains that the former Director had agreed to return these shares as part of a share return without compensation that the Company believes that all Directors agreed to (see item 5 below). This share return was affirmed in writing in 2003 by a board resolution as reported by an 8-K filed July 17, 2003. All other Directors involved have returned shares as agreed (See Item 5 below). This former Director has declined to return these shares. Both parties have retained counsel, but no litigation or formal negotiations via counsel have begun yet. The Company does not expect this matter to have a significant impact. The Company will continue to include these shares in the total shares issued and outstanding until a resolution has been reached.

NOTE 8: INCOME TAXES

The Company has a net operating loss carry-forward of approximately $2,650,000 that may be used to offset future taxable income. However, the tax benefit has not been recorded due to the uncertainty of the utilization of these carry-forwards. The federal and state carry-forwards all expire by 2023. InstaPay has not filed federal tax returns since 1993. Kryptosima is current in its state and federal tax filings through 2002.

The reconciliation of the effective income tax rate to the Federal and State statutory rate is as follows:

       Federal income tax rate                                             34.0%
       State income tax rate                                                6.0%
       Current Year losses                                                (40.0)
                                                                     ----------

       Effective income tax rate                                            0.0%
                                                                     ==========

                                                         2003            2002
                                                     ----------      ----------

       Deferred tax benefit of net operating loss
        carry-forwards                               $  940,000      $  600,000
       Valuation allowance                             (940,000)       (600,000)
                                                     ----------      ----------

       Income tax benefit                            $        0      $        0
                                                     ==========      ==========

                     INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

NOTE  9:  STOCK OPTIONS

As of December 31, 2003, the Company had the following options outstanding:

                                       Black-Scholes
                                          Shares        Price       Expire       Value          Total
                                       -------------  ---------  -----------  -------------  -----------
Options granted in 2001:
R.B. Harris                                1,200,000  $     .02         2006  $       .0307  $    18,420
Four other board members                     800,000  $     .02         2006  $       .0307  $    12,280
                                       -------------                                         -----------
                                           2,000,000                                         $    30,700
Options granted in 2002:

Robert Bragg                               1,000,000  $    1.00         2004  $       .2568  $   256,800
Board member shares                        3,200,000  $    0.02         2007  $       .0307  $    98,240
Board member shares                        1,000,000  $    0.02         2005  $        .824  $   824,000
                                       -------------                                         -----------
                                           5,200,000                                         $ 1,179,040
Options granted in 2003:

Harry Hargens                                200,000  $    1.50         2006  $         .14  $    28,425
Board member shares                          583,338  $    0.30         2006  $         .29  $   167,541
                                       -------------                                         -----------
                                             783,338                                         $   195,966

Total outstanding at December 31, 2003     7,983,338                                         $ 1,405,706
                                       =============                                         ===========

The Black Scholes option-pricing model was calculate the values shown above for options. The following assumptions were used in the calculations:


                                                       2003(1)     2003(2)        2002          2001
Options granted in 2001:                              ---------  -----------  -------------  -----------
Risk free interest rate(3)                                 5.23%        4.94%             1%           5%
Expected years until exercise                                 3            3            2/5            5
Expected stock volatility                                    --           --            100%         100%
Calculated stock volatility                                26.7%       230.5%
Dividend yield                                                0%           0%             0%           0%


(1) (2) Separate Black-Scholes calculations performed for Hargens options granted in August 03(1) and options granted to all board members in December 03(2).

(3)         LT composite rates for appropriate dates taken from www.ustreas.gov.

                     INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

NOTE 9: STOCK OPTIONS (CONTINUED)

During 2003, in light of the Company's improved prospects and share price, the directors agreed to reduce their compensation, from 50,000 shares of common stock per quarter, to $5,000 worth of common stock per quarter , and $25,000 worth of non-qualifying stock options per year, with an exercise price equal to the fair market value when they are granted. This reduction was retroactive to January 1, 2003.

"$5,000 worth" and "$25,000 worth" above mean $5,000 and $25,000 respectively divided by the fair market value at time of grant, to determine the number of shares/options to be issued.

As a result, the Company has a commitment to issue shares to board members every quarter, and to issue options to board members once per year. The shares to be issued for 2003 have been accrued for but not yet issued. No accrual has been made for the options, since APB 25 indicates a zero cost for options issued that are exercisable at fair market value.

The number and weighted average exercise prices of all options (including 797,500 shares of incentive stock option) granted for the years ended December 31, 2003 and 2002 are as follows:

                                                    2003                      2002
                                           ------------------------  -----------------------
                                                         Average                   Average
                                                         Exercise                  Exercise
                                            Number         Price       Number        Price
                                           ----------  ------------  ----------  -----------
Outstanding at beginning Of the year        7,200,000         $0.16   2,000,000        $0.02
Granted during the year                       783,388         $0.61   5,200,000        $0.22
Outstanding end of the year                 7,983,388         $0.20   7,200,000        $0.16
Exercisable at end of the year              7,983,388         $0.20   7,200,000        $0.16
Exercised during the year                           0         - - -           0        - - -
Cancelled during the year                           0         - - -           0        - - -



NOTE 10: RESEARCH AND DEVELOPMENT

During the year ended December 31, 2003, the Company incurred approximately $70,000 in research and development expenses. No research and development expenses were incurred for the year ended December 31, 2002. Research and development expenses represent work done on enhancements and problem-fixes for the existing product. No new products were under development. The amount incurred in the year ending December 31, 2003 consists of approximately $45,000 of technical staff compensation, $23,000 of management compensation and approximately $2,000 in miscellaneous equipment and other expenses associated with R&D.

                      INSTAPAY SYSTEMS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 11: RESTATEMENT

The Company has made certain adjustments to the accounting of the acquisition transaction (see Note 3), which result to restatement of 2003's filed 10-QSBs. The effects of the adjustments are as follows:

                                                     As Previous
                                                        Stated      As Restated
                                                    -------------  ------------

                                                     As Previous
                                                        Stated      As Restated
                                                    -------------  ------------

Three months ended March 31, 2003

   Additional Paid In Capital                           3,135,042     2,015,042
   Software costs                                              --       542,000
   Deficit accumulated during development stage        (4,360,526)   (2,698,526)
   Expense                                                856,187       906,187
   Impairment loss                                      1,712,000            --
   Net loss                                            (2,568,187)     (906,187)
   Net loss per share                                       (0.08)        (0.03)

Three months ended June 30, 2003

   Additional Paid In Capital                           3,135,042     2,015,042
   Software costs                                              --       542,000
   Deficit accumulated during development stage        (4,360,526)   (2,698,526)

Three months ended September 30, 2003

   Additional Paid In Capital                           3,137,986     2,017,986
   Software costs                                              --       542,000
   Deficit accumulated during development stage        (4,179,924)   (2,517,924)


NOTE 12:  SUBSEQUENT EVENTS

On March 17, 2004, the Company executed agreements with Cornell Capital Partners for a Standby Equity Distribution Agreement (SEDA) under which the Company can raise up to $5,000,000 over a 2-year period by periodically placing shares of the Company's common stock to Cornell. An agreement was also executed with Cornell for $350,000 in bridge funding in the form of a convertible debenture. See the Results of Operations: Liquidity and Capital Resources above for further details.

On March 24, 2004, a certificate for 1,520,000 shares of restricted common stock was issued to Cornell Capital Partners in payment of a fee associated with the SEDA.

On March 25, 2004, certificates for a total of 77,778 shares of restricted common stock were issued to 5 existing shareholders to repay a $7,000 loan received by the Company to help cover costs prior to the completion of the above-referenced agreements with Cornell Capital Partners.

                             ----------------------

                                   PROSPECTUS


                             ---------------------




                       21,322,224 SHARES OF COMMON STOCK



                             INSTAPAY SYSTEMS, INC.






                                 JUNE ___, 2004

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT INSTAPAY SYSTEMS, INC., EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                            -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:


      |_|   except the common stock offered by this prospectus;

      |_| in any jurisdiction in which the offer or solicitation is not authorized;

      |_| in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      |_| to any person to whom it is unlawful to make the offer or solicitation; or


      |_| to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

      |_| there have been no changes in the affairs of InstaPay Solutions after the date of this prospectus; or

      |_| the information contained in this prospectus is correct after the date of this prospectus.

                            -----------------------

Until _________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of InstaPay from and against certain claims arising from or related to future acts or omissions as a director or officer of InstaPay. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of InstaPay pursuant to the foregoing, or otherwise, InstaPay has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. InstaPay will pay all expenses in connection with this offering.

        Securities and Exchange Commission Registration Fee    $    2,701.24
        Printing and Engraving Expenses                        $    2,500.00
        Accounting Fees and Expenses                           $   15,000.00
        Legal Fees and Expenses                                $   50,000.00
        Miscellaneous                                          $   14,798.76

        TOTAL                                                  $   85,000.00


SALES OF UNREGISTERED SECURITIES

      During the past three years, InstaPay has issued the following securities without registration under the Securities Act of 1933:

------------------------------------------------------------------------------------------------------------------------------------
ISSUED TO                          DATE           REASON SHARES ISSUED                        # OF SHARES   $ PER SHARE       TOTAL

------------------------------------------------------------------------------------------------------------------------------------
YEAR 2001
------------------------------------------------------------------------------------------------------------------------------------
R. Bruce Harris                    12/27/2001     Services as Chairman/CEO and Director         1,400,000         $0.02     $28,000

Frank DeSantis                     12/27/2001     Services as Director and Legal Services         500,000          0.02      10,000

Aubrye Harris                      12/27/2001     Services as Director                            400,000          0.02       8,000

Song Liping                        12/27/2001     Services as Director                            400,000          0.02       8,000

Harvey Lalach                      12/27/2001     Services as Director                            400,000          0.02       8,000

Thomas Hough                       12/27/2001     Accounting services                             225,000          0.02       4,500

------------------------------------------------------------------------------------------------------------------------------------
YEAR 2002
------------------------------------------------------------------------------------------------------------------------------------

R. Bruce Harris                    04/05/2002     Services as Chairman/CEO                      1,000,000          0.02      20,000

R. Bruce Harris                    04/05/2002     Services as Director                            100,000          0.02       2,000

Thomas Hough                       04/05/2002     Accounting services                             300,000          0.02       6,000

Aubrye Harris                      04/05/2002     Services as Director                            200,000          0.02       4,000

Harvey Lalach                      04/05/2002     Services as Director                            200,000          0.02       4,000

------------------------------------------------------------------------------------------------------------------------------------
ISSUED TO                          DATE           REASON SHARES ISSUED                        # OF SHARES   $ PER SHARE       TOTAL

------------------------------------------------------------------------------------------------------------------------------------
Frank DeSantis                     04/05/2002     Services as Director                            200,000          0.02       4,000

Song Liping                        04/05/2002     Services as Director                            200,000          0.02       4,000

Thomas Hough                       10/18/2002     Accounting services                             100,000          0.02       2,000

Aubrye Harris                      10/18/2002     Services as Director                            200,000          0.02       4,000

Harvey Lalach                      10/18/2002     Services as Director                            200,000          0.02       4,000

Liping Song                        10/18/2002     Services as Director                            200,000          0.02       4,000

Frank DeSantis                     10/18/2002     Services as Director                            200,000          0.02       4,000

R. Bruce Harris                    10/18/2002     Services as Director                            300,000          0.02       6,000

R. Bruce Harris                    10/18/2002     Services as Chairman/CEO                      1,000,000          0.02      20,000

Frank DeSantis                     11/08/2002     Legal services                                  900,000          0.02      18,000

Thomas Hough                       11/08/2002     Accounting services                             200,000          0.02       4,000

Timoleon Kabilafkas                11/20/2002     For cash advances                             2,280,000        0.0025       5,700

Triad Investments                  11/20/2002     For cash advances                             1,902,800        0.0025       4,757

------------------------------------------------------------------------------------------------------------------------------------
YEAR 2003
------------------------------------------------------------------------------------------------------------------------------------

Inavest, Inc.                      03/02/2003     For public relations/comm services               50,000          1.12      56,000

Guardian Financial Services, Inc.  03/02/2003     For public relations/comm services               50,000          1.12      56,000

John Valov                         03/27/2003     For marketing services                          100,000          1.12     112,000

Harold Wiley                       03/27/2003     For marketing services                           40,000          1.12      44,800

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


YEAR 2004

      On  March  17,  2004,  the  Company  entered  into a  Securities  Purchase
Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase a $350,000 secured convertible debenture. The secured convertible debenture accrues interest at a rate of 5% per year and matures three years from the issuance date. The secured convertible debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five consecutive trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the secured convertible debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the secured convertible debenture upon 3 business days' notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

      On March 17, 2004, InstaPay entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, InstaPay may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 96% of the market price, which is defined as the lowest closing bid price of the common stock during the five consecutive trading days following the notice date. The amount of each cash advance under the Equity Distribution Agreement is subject to a maximum amount of $70,000, with no advance occurring within seven trading days of a prior cash advance.

      On March 17, 2004, InstaPay issued Cornell Capital Partners 1,520,000 shares of the Company's common stock valued at $190,000 according to the market price per share at the time of issuance. The shares were issued as a one-time commitment fee under the Equity Distribution Agreement dated March 17, 2004.

      On March 17, 2004, InstaPay entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, InstaPay will pay Newbridge Securities Corporation a one-time placement agent fee of 80,000 restricted shares of common stock equal to approximately $10,000 based on InstaPay's stock price on March 17, 2004.

      On March 25, 2004,a total of 77,778 shares of restricted common stock were issued to Alan Campbell, Mary Campbell, Brian Barretta, Martha Barretta and James Barretta, each existing shareholders, to repay a $7,000 loan received by the Company to help cover costs prior to the completion of the above-referenced agreements with Cornell Capital Partners.

      InstaPay did not give anything of value to, or receive anything of value from, any promoter during fiscal year 2003 or 2002.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding InstaPay so as to make an informed investment decision. More specifically, InstaPay had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in the Company's securities.

INDEX TO EXHIBITS

EXHIBIT NO.   DESCRIPTION                                             LOCATION
------------  ------------------------------------------------------  -------------------------------------------------
3.(i).1       Articles of Incorporation dated December 7, 1983        Provided herewith

3.(i).2       Articles of Amendment of Articles of Incorporation      Provided herewith
              dated August 12, 1985

3.(i).3       Articles of Amendment of Articles of Incorporation      Provided herewith
              dated October 6, 1988

3.(i).4       Articles of Amendment of Articles of Incorporation      Provided herewith
              dated August 25, 1994

3.(i).5       Corrected Articles of Amendment of Articles of          Provided herewith
              Incorporation dated September 15, 1994

3.(i).6       Articles of Amendment of Articles of Incorporation      Provided herewith
              dated October 15, 2001

3.(i).7       Articles of Amendment of Articles of Incorporation      Provided herewith
              dated November 27, 2002

3.(i).8       Articles of Amendment of Articles of Incorporation      Provided herewith
              dated December 15, 2002

3.(ii).1      Bylaws dated March 18, 1988                             Provided herewith

5.1           Opinion re:  Legality                                   To be filed by amendment

10.1          Consulting /Employment Agreement with Harry             Provided herewith
              Hargens dated August 25, 2003

10.2          Standby Equity Distribution Agreement, dated            Provided herewith
              March 17, 2004, with Cornell Capital Partners, LP

10.3          Registration Rights Agreement, dated March 17,          Provided herewith
              2004, with Cornell Capital Partners, LP

10.4          Escrow Agreement, dated March 17, 2004, with            Provided herewith
              Cornell Capital Partners, LP

EXHIBIT NO.   DESCRIPTION                                             LOCATION
------------  ------------------------------------------------------  -------------------------------------------------

10.5          Placement Agent Agreement, dated March 17,              Provided herewith
              2004, with Cornell Capital Partners, LP and
              Newbridge Securities Corporation

10.6          Securities Purchase Agreement, dated March 17,          Provided herewith
              2004, with Cornell Capital Partners, LP

10.7          Secured Convertible Debenture, dated March 17,          Provided herewith
              2004

10.8          Investor Registration Rights Agreement, dated           Provided herewith
              March 17, 2004 with Cornell Capital Partners, LP

10.9          Security Agreement, dated March 17, 2004, with          Provided herewith
              Cornell Capital Partners, LP

10.10         Warrant, dated March 17, 2004                           Provided herewith

10.11         Escrow Agreement with Cornell Capital Partners          Provided herewith
              and Butler Gonzalez, LLP dated March 17, 2004

10.12         POS Network Merchant Sponsorship Agreement              Provided herewith

10.13         Equipment Lease                                         Provided herewith

10.14         Provisional Agreement with Inventech                    Provided herewith

16.1          Letter from Hurley & Company regarding change           Incorporated by reference to Exhibit 16.1 to the
              in Accountants                                          Company's Form 8-K filed with the United States
                                                                      Securities and Exchange Commission on June 30,
                                                                      2003

16.2          Letter from Cacciamatta Accountancy Corporation         Incorporated by reference to Exhibit 16.1 to the
              regarding change in Accountants                         Company's Form 8-K/A filed with the United
                                                                      States Securities and Exchange Commission on
                                                                      March 31, 2004

23.1          Consent of Counsel                                      Incorporated by reference to Exhibit 5.1

23.2          Consent of Stonefield Josephson, Inc.                   Provided herewith

23.3          Consent of Hurley & Company                             Provided herewith

99.1          Consulting Agreement with Dennis A. Coder,              Provided herewith
              dated April 7, 2004

99.2          Services Agreement with Cinapsys, Inc., dated           Provided herewith
              April 1, 2004

UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act"); ---

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned on June 3, 2004.

DATE:     JUNE 3, 2004            INSTAPAY SYSTEMS, INC.

                                  By: /s/ Harry Hargens
                                     -------------------------------------------
                                  Name:  Harry Hargens
                                  Title: President, Chief Executive Officer, and
                                         Director


                                  By: /s/ R. B. Harris
                                     -------------------------------------------
                                  Name:  R. B. Harris
                                  Title: Principal Accounting Officer ,
                                         Chief Financial Officer and Chairman



      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Hargens his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                  TITLE                                  DATE
---------                  -----                                  ----

/s/ Harry Hargens
----------------------
Harry Hargens              Director, President, and Chief
                           Executive Officer,                     June 3, 2004


/s/ R. B. Harris
----------------------
R. B. Harris               Chairman of the Board of Directors
                           and Chief Financial Officer            June 3, 2004


/s/ Aubrye Harris
----------------------
Aubrye Harris              Director and Corporate Secretary       June 3, 2004


/s/ Song Liping
----------------------
Song Liping                Director                               June 3, 2004



----------------------
Frank DeSantis             Director and Corporate Counsel         June 3, 2004

/s/ Thomas Tesmer
----------------------
Thomas Tesmer              Director                               June 3, 2004


----------------------
Gregory Lewis              Director                               June 3, 2004